Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of October 6, 2016, is by and among Atlas Energy Group, LLC, a Delaware limited liability company (the “Parent”), New Atlas Holdings, LLC, a Delaware limited liability company (the “Borrower”), Atlas Lightfoot, LLC, a Delaware limited liability company, Titan Energy Management, LLC, a Delaware limited liability company, the Lenders party hereto and Riverstone Credit Partners, L.P. (“Riverstone”), as Administrative Agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (the “Lenders”).

RECITALS:

A. The Borrower, the Parent, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 10, 2015 (as amended by that certain Amendment to Credit Agreement, dated as of August 24, 2015, by that Second Amendment to Credit Agreement, dated as of January 20, 2016 and by that Third Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of March 30, 2016 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement” and as further amended by this Agreement, the “Credit Agreement”), pursuant to which the Lenders have provided certain Commitments (subject to the terms and conditions thereof) to the Borrower.

B. The Borrower has requested that the Administrative Agent and Majority Lenders, and the Administrative Agent and the Lenders party hereto (pursuant to the terms hereof) have agreed to, amend the Original Credit Agreement as set forth herein.

C. The Lenders signatory hereto and the Administrative Agent are willing to consent to such amendment of the Original Credit Agreement, as more fully described herein, and upon satisfaction of the conditions set forth herein, this Agreement shall become effective as of the Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendment of Original Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, and subject to the terms and conditions contained herein, the parties hereto agree that the Original Credit Agreement shall be amended effective as of September 1, 2016 by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto.

SECTION 3. Condition to Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) the following conditions are satisfied:

(a) the Administrative Agent shall have received executed counterparts (in such number as may be requested by the Administrative Agent) of this Agreement from the Borrower, the Parent, the Administrative Agent, AEG and the Majority Lenders;

(b) the Administrative Agent shall have received a certificate of an authorized officer of each Loan Party dated as of the Effective Date certifying to the effect that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Loan Party authorizing the execution, delivery and performance of this Agreement, and that such resolutions have not been modified, rescinded or amended, such resolutions are in full force and effect and there are no plans to modify rescind or amend such resolutions;

(c) the Administrative Agent shall have received all reasonable and documented out-of-pocket costs and expenses due to the Administrative Agent and the Lenders and required to be paid on the Effective Date (including, to the extent invoiced prior to the Effective Date, the reasonable and documented fees and expenses of Latham & Watkins, LLP, counsel to the Administrative Agent);

(d) (i) the Administrative Agent shall have received a fully executed copy of an amendment to the Second Lien Credit Agreement, in form and substance substantially similar to this Agreement or otherwise reasonably acceptable to the Administrative Agent, and (ii) the conditions to effectiveness set forth therein (other than the satisfaction of the condition set forth in this clause (c)(ii)) shall have been satisfied (or otherwise waived by the Lenders in accordance with the terms thereof); and

(e) The Administrative Agent shall have received a Registration Rights Agreement with respect to the Titan Energy Units and a Joinder Agreement duly executed by Titan Energy Management, LLC, in each case in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4. Miscellaneous.

(a) Further Assurances. Each of the Parent and the Borrower shall, and each shall cause each other Loan Party to, at its expense, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent, the Borrower or any other Loan Party, as the case may be, in this Amendment or to further evidence, or to correct any omissions in this Amendment or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens required pursuant to this Amendment or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b) Confirmation. The provisions of the Loan Documents, as waived or otherwise modified hereby, shall remain in full force and effect in accordance with their terms following the effectiveness of this Agreement, without any other waiver, amendment or modification thereof.

(c) Ratification and Affirmation; Representations and Warranties. Each of the undersigned does hereby adopt, ratify, and confirm the Credit Agreement and the other Loan Documents to which it is a party, as modified hereby, and its obligations thereunder. Each of the Borrower and the Parent hereby (i) acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly modified hereby and (ii) represents and warrants to the Lenders that: (1) as of the date hereof, after giving effect to the terms of this Agreement, all of the representations and warranties contained in the Credit Agreement and each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date and (2) immediately after giving effect to this Agreement, no Default or Event of Default will have occurred and be continuing.

2

(d) Guarantors’ Acknowledgment and Ratification. With respect to the amendments to the Credit Agreement effected by this Agreement, each Guarantor hereby acknowledges and agrees to this Agreement and confirms and agrees that the Guaranty Agreement and any Security Instrument to which it is a party (as modified and supplemented in connection with this Agreement) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Agreement, each reference in the Guaranty Agreement and any Security Instrument to the Credit Agreement, “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Agreement. Although Administrative Agent and the Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that neither Administrative Agent nor any Lender has any duty under the Credit Agreement, the Guaranty Agreement, any Security Instrument or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter. Each Loan Party hereby ratifies and reaffirms the validity, enforceability and perfection of the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Creditors to secure the obligations of each Loan Party pursuant to the Loan Documents to which any Loan Party is a party and agrees that the Liens and security interests granted pursuant to the Loan Documents shall continue to secure such obligations under the Credit Agreement as amended by this Amendment.

(e) Loan Document. This Agreement and each agreement, instrument, certificate or document executed by the Borrower and the Parent or any of their officers in connection therewith are “Loan Documents” as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

(f) Miscellaneous. This Agreement (i) shall be binding upon and inure to the benefit of the Loan Parties, the Lenders and the Administrative Agent and their respective successors and assigns (provided, however, no party may assign its rights hereunder except in accordance with the Credit Agreement), (ii) may be modified or amended only in accordance with the Credit Agreement and (iii) may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(g) GOVERNING LAW. THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NEW ATLAS HOLDINGS, LLC, as Borrower
ATLAS ENERGY GROUP, LLC, as Parent

By:	/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

ATLAS LIGHTFOOT, LLC

By:	/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

TITAN ENERGY MANAGEMENT, LLC

By:	/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement]

RIVERSTONE CREDIT PARTNERS, L.P., as Administrative Agent and as Lender

By:	RCP F1 GP, L.P., its general partner

By:	RCP F1 GP, L.L.C., its general partner

By:	/s/ Christopher A. Abbate
Name:	Christopher A. Abbate
Title:	Managing Director

[Signature Page to Fourth Amendment to Credit Agreement]

AEG ASSET MANAGEMENT, LLC, as a Lender

By:	/s/ Jonathan Z. Cohen
Name:	Jonathan Z. Cohen
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement]

EXECUTION VERSION

EXHIBIT A

Credit Agreement Changes

(see attached)

CREDIT AGREEMENT

dated as of

August 10, 2015

among

ATLAS ENERGY GROUP, LLC,

as Parent,

NEW ATLAS HOLDINGS, LLC,

as Borrower,

THE LENDERS PARTY HERETO,

and

RIVERSTONE CREDIT PARTNERS, L.P.,

as Administrative Agent

(AS AMENDED BY THAT CERTAIN AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 24, 2015, THAT CERTAIN SECOND AMENDMENT TO CREDIT AGREEMENT DATED AS OF JANUARY 20, 2016 AND THAT CERTAIN THIRD AMENDMENT TO CREDIT AGREEMENT DATED AS OF MARCH 30, 2016)

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS		1

Section 1.01	Terms Defined Above	1
Section 1.02	Certain Defined Terms	1
Section 1.03	Types of Loans and Borrowings	28
Section 1.04	Terms Generally; Rules of Construction	28
Section 1.05	Accounting Terms and Determinations	29
Section 1.06	Treatment of Indebtedness	~~28~~30

ARTICLE II THE CREDITS		30

Section 2.01	Commitments	30
Section 2.02	Loans and Borrowings	~~30~~30
Section 2.03	Requests for Borrowings	31
Section 2.04	Interest Elections	32
Section 2.05	Funding of Borrowings	33
Section 2.06	Extension	34

ARTICLE III PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES		35

Section 3.01	Repayment of Loans	35
Section 3.02	Interest	35
Section 3.03	Alternate Rate of Interest	36
Section 3.04	Prepayments	36
Section 3.05	Fees	38

ARTICLE IV PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS		~~38~~38

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~38~~38
Section 4.02	Presumption of Payment by the Borrower	~~39~~39
Section 4.03	Certain Deductions by the Administrative Agent	~~39~~39
Section 4.04	Disposition of Proceeds	40

ARTICLE V INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES		40

Section 5.01	Increased Costs	40
Section 5.02	Break Funding Payments	41
Section 5.03	Taxes	~~41~~42
Section 5.04	Designation of Different Lending Office	~~45~~45
Section 5.05	Replacement of Lenders	~~45~~45
Section 5.06	Illegality	~~46~~46

ARTICLE VI CONDITIONS PRECEDENT		~~46~~46

Section 6.01	Effective Date	~~46~~46

ARTICLE VII REPRESENTATIONS AND WARRANTIES		50

Section 7.01	Organization; Powers	~~50~~50
Section 7.02	Authority; Enforceability	~~50~~50
Section 7.03	Approvals; No Conflicts	~~50~~50
Section 7.04	Financial Condition; No Material Adverse Change	51
Section 7.05	Litigation	~~51~~51
Section 7.06	Environmental Matters	~~51~~52
Section 7.07	Compliance with the Laws and Agreements; No Defaults	~~52~~53
Section 7.08	Investment Company Act	53
Section 7.09	No Margin Stock Activities	53
Section 7.10	Taxes	~~53~~53
Section 7.11	ERISA	~~53~~53
Section 7.12	Disclosure; No Material Misstatements	~~54~~54
Section 7.13	Insurance	55
Section 7.14	Restriction on Liens	~~55~~55
Section 7.15	Subsidiaries	~~55~~55
Section 7.16	Location of Business and Offices	56
Section 7.17	Properties; Titles, etc	~~56~~56
Section 7.18	Maintenance of Properties	~~57~~57
Section 7.19	Gas Imbalances	58
Section 7.20	Marketing of Production	~~58~~58
Section 7.21	Swap Agreements	~~58~~58
Section 7.22	Solvency	~~58~~58
Section 7.23	Foreign Corrupt Practices	~~58~~59
Section 7.24	OFAC	59
Section 7.25	Security	~~59~~59

ARTICLE VIII AFFIRMATIVE COVENANTS		~~59~~59

Section 8.01	Financial Statements; Other Information	~~59~~59
Section 8.02	Notices of Material Events	~~62~~62
Section 8.03	Existence; Conduct of Business	63
Section 8.04	Payment of Obligations	~~63~~63
Section 8.05	Operation and Maintenance of Properties	~~63~~63
Section 8.06	Insurance	~~64~~64
Section 8.07	Books and Records; Inspection Rights	~~64~~64
Section 8.08	Compliance with Laws	~~64~~64
Section 8.09	Environmental Matters	65
Section 8.10	Further Assurances	~~65~~66
Section 8.11	Reserve Reports	~~66~~66
Section 8.12	[Intentionally Omitted]	~~67~~67
Section 8.13	Title Information	~~67~~67
Section 8.14	Additional Collateral; Additional Guarantors	~~68~~68

Section 8.15	ERISA Compliance	~~69~~69
Section 8.16	Unrestricted Subsidiaries	~~70~~70
Section 8.17	Use of Proceeds	~~70~~70
Section 8.18	Distributions	70

ARTICLE IX NEGATIVE COVENANTS		71

Section 9.01	Financial Covenant	~~71~~71
Section 9.02	Debt	~~71~~71
Section 9.03	Liens	~~72~~73
Section 9.04	Restricted Payments	~~73~~74
Section 9.05	Investments, Loans and Advances	~~74~~74
Section 9.06	Nature of Business; International Operations; Foreign Subsidiaries	~~76~~76
Section 9.07	Proceeds of Loans	~~76~~76
Section 9.08	ERISA Compliance	~~76~~76
Section 9.09	Sale or Discount of Receivables	~~77~~78
Section 9.10	Mergers, etc	~~78~~78
Section 9.11	Sale of Properties	~~78~~78
Section 9.12	Environmental Matters	~~79~~79
Section 9.13	Transactions with Affiliates	~~79~~80
Section 9.14	Subsidiaries	~~80~~80
Section 9.15	Negative Pledge Agreements; Dividend Restrictions	~~80~~80
Section 9.16	Gas Imbalances	~~80~~81
Section 9.17	Swap Agreements	~~81~~81
Section 9.18	Tax Status as Partnership and Disregarded Entity; Limited Liability Company Agreement	~~81~~81
Section 9.19	Designation and Conversion of Unrestricted Subsidiaries	~~81~~82
Section 9.20	Change in Name, Location or Fiscal Year	~~82~~82
Section 9.21	The Parent	~~82~~83
Section 9.22	SPV Subsidiaries Conduct of Business	~~83~~83
Section 9.23	~~Financial Covenants in ARP Secured Debt~~[Reserved]	~~83~~84

ARTICLE X EVENTS OF DEFAULT; REMEDIES		~~84~~85

Section 10.01	Events of Default	~~84~~85
Section 10.02	Remedies	~~86~~87

ARTICLE XI THE ADMINISTRATIVE AGENT		~~88~~88

Section 11.01	Appointment and Authorization of Administrative Agent	~~88~~88
Section 11.02	Delegation of Duties	~~88~~88
Section 11.03	Default; Collateral	~~88~~89
Section 11.04	Liability of Administrative Agent	~~91~~91
Section 11.05	Reliance by Administrative Agent	~~91~~92
Section 11.06	Notice of Default	~~92~~92

Section 11.07	Credit Decision; Disclosure of Information by Administrative Agent	~~92~~92
Section 11.08	Indemnification of Agents	~~93~~93
Section 11.09	Administrative Agent in its Individual Capacity	~~93~~94
Section 11.10	Successor Administrative Agent	~~94~~94
Section 11.11	Administrative Agent May File Proof of Claim	~~94~~95
Section 11.12	Secured Swap Agreements	~~95~~95
Section 11.13	Intercreditor Agreement	~~95~~96

ARTICLE XII MISCELLANEOUS		~~96~~96

Section 12.01	Notices	~~96~~96
Section 12.02	Waivers; Amendments	~~97~~97
Section 12.03	Expenses, Indemnity; Damage Waiver	~~99~~99
Section 12.04	Successors and Assigns	~~101~~102
Section 12.05	Survival; Revival; Reinstatement	~~107~~107
Section 12.06	Counterparts; Integration; Effectiveness	~~107~~108
Section 12.07	Severability	~~108~~108
Section 12.08	Right of Setoff	~~108~~109
Section 12.09	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	~~109~~109
Section 12.10	Headings	~~110~~110
Section 12.11	Confidentiality	~~110~~110
Section 12.12	Interest Rate Limitation	~~111~~111
Section 12.13	No Third Party Beneficiaries	~~111~~112
Section 12.14	Collateral Matters; Swap Agreements	~~111~~112
Section 12.15	Acknowledgements	~~112~~112
Section 12.16	USA Patriot Act Notice	~~112~~112

v

Annexes, Exhibits and Schedules

Annex I	List of Commitments

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Reserve Report Certificate
Exhibit G	Form of Joinder Agreement
Exhibit H	Form of Perfection Certificate
Exhibit I-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit I-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit I-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit I-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Exhibit J	Form of Solvency Certificate
Exhibit K	Form of Intercreditor Agreement

Schedule 7.15	Subsidiary Interests
Schedule 7.20	Marketing Contracts
Schedule 9.02	Existing Debt
Schedule 9.03	Existing Liens
Schedule 9.05	Investments

THIS CREDIT AGREEMENT, dated as of August 10, 2015, is among ATLAS ENERGY GROUP, LLC, a Delaware limited liability company (the “Parent”); NEW ATLAS HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”); each of the Lenders from time to time party hereto; and Riverstone Credit Partners, L.P. (in its individual capacity, “Riverstone”) as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower is party to that certain Credit Agreement, dated as of February 27, 2015, among the Borrower as borrower, the Parent as parent, Deutsche Bank AG New York Branch, as administrative agent, and the other agents and lenders party thereto (as in effect on the Effective Date (as defined below), the “Existing Credit Agreement”).

B. The Borrower intends to use a portion of the proceeds of the Loans (as defined below) under this Agreement to fund the Transactions (as defined below), including, without limitation, the refinancing of all of the obligations owing under the Existing Credit Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent contained in Section 6.01 hereof, the parties hereto agree as follows:

Definitions and Accounting Matters

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

~~“Additional ARP Covenant” has the meaning set forth in Section 9.23.~~

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, notwithstanding the foregoing, for purposes of this Agreement, the Adjusted LIBO Rate with respect to the Eurodollar Borrowings of Loans shall not be less than 1.00% per annum.

“Administrative Agent Fee” has the meaning set forth in Section 3.05.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“AEC” means Atlas Energy Company, LLC.

“AERS” means Atlas Energy Resource Services, Inc.

“Affected Loans” has the meaning set forth in Section 5.06.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, The Leon and Toby Cooperman Family Foundation and AEG Asset Management, LLC shall be considered Affiliates of the Borrower for purposes of this Agreement and the other Loan Documents.

“Affiliate Lender” has the meaning given such term in Section 12.04(b)(ii)(E). For the avoidance of doubt, to the extent either Person holds any Loans, The Leon and Toby Cooperman Family Foundation and AEG Asset Management, LLC shall be considered Affiliate Lenders for purposes of this Agreement and the other Loan Documents.

“AGP GP” means Atlas Growth Partners GP, LLC, a Delaware limited liability company.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the Adjusted LIBO Rate for a one-month Interest Period on that day (or if that day is not a Business Day, the immediately preceding Business Day) plus 1.00% and (d) in the case of ABR Loans, 2.00% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted LIBO Rate, respectively.

“Applicable Cash Margin” means, for any day, with respect to any ABR Borrowing 0.50% and with respect to any Eurodollar Borrowing 1.50%.

“Applicable Percentage” means, with respect to any Lender at any time, (i) prior to the making of the Loans, the percentage (carried out to the ninth decimal place) of the aggregate Commitments represented by the Commitment of such Lender at such time and (ii) after the making of the Loans, the percentage (carried out to the ninth decimal place) of the Loans held by such Lender to the total outstanding Loans. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Annex I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable PIK Rate” means, for any day, 11.00%.

“Approved Counterparty” means (a) the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or a Lender, or (b) any other Person whose long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” has the meaning set forth in Section 12.04(b)(ii).

“Approved Petroleum Engineers” means (a) Ryder Scott Company Petroleum Consultants, L.P., (b) Netherland Sewell & Associates, Inc., (c) Wright & Company, (d) Schlumberger Ltd., (e) Cawley Gillespie and Associates, Inc., (f) WD Von Gotten, (g) Degolyer and McNaughton, (h) HJ Gruy and Associates, Inc., (i) Lee Keeling and Associates, (j) Sproule, (k) La Roche, (l) W. Cobb and Associates and (m) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“ARP” means Atlas Resource Partners, L.P.~~, a Delaware limited partnership.~~

~~“ARP A Units” has the meaning assigned to such term in the limited partnership agreement of ARP as of the Effective Date.~~

~~“ARP Common Units” has the meaning assigned to such term in the definition of “ARP Units”.~~

~~“ARP Covenant Notice” has the meaning set forth in Section 9.23.~~

~~“ARP Credit Facility” means (a) that certain Second Amended and Restated Credit Agreement dated July 31, 2013 among ARP, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent for the lenders, (b) that certain Second Lien Credit Agreement dated February 23, 2015 among ARP, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto from time to time and (c) any other agreement(s) creating or evidencing Indebtedness exceeding $10,000,000 entered into on or after the Third Amendment Effective Date by ARP or any of its Subsidiaries, or in respect of which ARP or any of its Subsidiaries is an obligor or otherwise provides a guarantee or other credit support, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.~~

~~“ARP Preferred Units” has the meaning assigned to such term in the definition of “ARP Units”.~~

“ARP Units” means the common units ~~of ARP (the “ARP Common Units”) and each series of~~and preferred units of ARP ~~(the “ARP Preferred Units”)~~.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Assignee” has the meaning set forth in Section 12.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form reasonably approved by the Administrative Agent.

“Atlas Lightfoot” means Atlas Lightfoot, LLC, a Delaware limited liability company.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any Eurodollar Borrowing or continuation, payment, prepayment, conversion or Interest Period related thereto, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cases” means the voluntary cases commences by ARP and certain of its subsidiaries under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, which cases are being jointly administered under the caption In re Atlas Resource Partners, L.P., et al, Ch. 11 Case No. 16-121419.

“Cash Equivalents” means (a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one (1) year from the date of creation thereof; (b) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively; (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) hereof, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) hereof; and (f) deposits in money market funds investing exclusively in Investments described in clauses (a) through (e) hereof.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Parent or any of the Restricted Subsidiaries having a fair market value in excess of $2,500,000.

“Change of Control” means an event or series of events by which:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons (other than the Permitted Holders) acting in concert as a partnership or other “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(b) the Parent ceases to own 100% of the Equity Interests of the Borrower;

(c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(d) the Parent ceases to maintain Sole Management Control of the Borrower;

(e) the Parent ceases to maintain Sole Management Control of ~~ARP~~Titan Management; or

(f) the Parent ceases to maintain Sole Management Control of Atlas Growth Partners GP.

“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of Law) of any Governmental Authority made or issued after the date of this Agreement; provided however, that notwithstanding anything herein to the contrary the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 12.12.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means any Property in which a Lien is created or purported to be created by the Security Instruments.

“Commitment” means, with respect to each Lender, the commitment of each Lender to make Loans; and “Commitments” means the aggregate amount of the Commitments of all the Lenders. As of the Third Amendment Effective Date, the aggregate Commitments of the Lenders are $0 and each Lender’s Commitment is set forth opposite such Lender’s name on Annex I under the caption “Commitment”, as the same may be reduced or terminated pursuant to Section 3.04.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 5.01, Section 5.02, Section 5.03 or Section 12.03 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Net Income” means with respect to the Parent and the Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent and the Restricted Subsidiaries after allowances for Taxes for such period determined on a consolidated basis in accordance with GAAP and subject to Section 1.05(b); provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income (but not loss) during such period of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary to the Parent or a Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Law applicable to such Restricted Subsidiary or is otherwise restricted or prohibited, to the extent so restricted or prohibited, in each case determined in accordance with GAAP; (b) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (c) any extraordinary gains or losses during such period; and (d) any gains or losses attributable to write-ups or writedowns of assets, including writedowns under ASC Topics 350 and 360; provided further that if a Material Subsidiary Conversion shall occur or the Parent or any Restricted Subsidiary shall consummate a Material Acquisition or Material Disposition (other than a disposition permitted under Section 9.11(f)), in each case during any Rolling Period, then Consolidated Net Income shall be calculated after giving pro forma effect to such Material Subsidiary Conversion, Material Acquisition or Material Disposition as if such Material Subsidiary Conversion, Material Acquisition or Material Disposition had occurred on the first day of such Rolling Period and otherwise in accordance with Regulation S-X of the SEC. “Consolidated Net Income” shall include, without duplication, cash dividends and other cash distributions received during such period by the Parent or any Restricted Subsidiary to the extent set forth in Section 1.05(b).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 5% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made); (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) all obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments for periods in excess of 120 days prior to the day of delivery, other than sales of Hydrocarbons and gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) all Debt of a partnership for which such Person is liable either by agreement, or by Law but only to the extent of such liability; (l) the liquidation value of Disqualified Capital Stock of such Person; (m) the undischarged balance of any dollar denominated production payment (but not any volumetric production payment) created by such Person or for the creation of which such Person directly or indirectly received payment and (n) all obligations (netted, to the extent provided for therein) of such Person in respect of Swap Agreements (including obligations and liabilities arising in connection with or as a result of early or premature termination of a Swap Agreement, whether or not occurring as a result of a default thereunder). The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. The Debt of any Person described in clauses (f), (g) and (h) of this definition shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation of such other Person and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Debt, unless such primary obligation and/or the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Debt shall be deemed to be equal to such Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale leaseback and any issuance or sale of Equity Interests of the Borrower or any other Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Parent of any of its Equity Interests to another Person.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (a) matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale, so long as (and only so long as) any right of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other obligations that are outstanding hereunder)for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or (b) is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof (other than solely as a result of a change of control or asset sale, so long as (and only so long as) any right of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other obligations that are outstanding hereunder), in whole or in part, on or prior to the date that is one year after the earlier of (i) the Maturity Date and (ii) the date on which there are no Loans or other obligations outstanding hereunder.

“Distributable Cash” means, as of the last day of any calendar month, (a) EBITDA for such month minus (b) consolidated interest expense (excluding expense associated with the amortization of deferred financing costs and dollar denominated production payments) of the Parent and its Restricted Subsidiaries during such month.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of (a) the United States of America or any state thereof or (b) the District of Columbia.

“EBITDA” means, for any period, an amount determined for the Parent and the Restricted Subsidiaries on a consolidated basis equal to (a) the sum of Consolidated Net Income for such period, plus, without duplication and to the extent deducted from Consolidated Net Income in such period, (i) interest, income taxes, depreciation, depletion, amortization, goodwill and other impairment, non-cash compensation on long-term incentive plans, non-cash losses including non-cash losses resulting from mark to market accounting of Swap Agreements, (ii) reasonable and customary fees and expenses incurred or paid in connection with the consummation of the Transactions, the Specified Transaction, the Third Amendment, the Second Lien Loan Documents and other acquisition transactions not prohibited by the terms of this Agreement or the other Loan Documents, and (iii) any net loss from disposed or discontinued operations, minus (b) to the extent included in Consolidated Net Income, non-cash gains including non-cash gains resulting from mark to market accounting of Swap Agreements.

“Effective Date” means August 10, 2015.

“Eligible Assignee” has the meaning set forth in Section 12.04(b)(ii).

“Environmental Claims” means any and all actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law.

“Environmental Laws” means any and all applicable Laws pertaining in any way to human health, employee safety, the environment, the preservation or reclamation of natural resources, or Hazardous Materials, in effect in any and all jurisdictions in which the Parent or any Restricted Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Parent or any Restricted Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and in each case all regulations issued pursuant thereto, and other environmental conservation or protection Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidances promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Restricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of 30 days’ notice to the PBGC is expressly waived under applicable regulations, (b) the withdrawal of the Parent, a Restricted Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA, or (f) any other event or condition which would constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising by virtue of any statutory, common law or contract provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent or any of the Restricted Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Parent or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent or any Restricted Subsidiary in the ordinary course of business covering only the Property under lease; (j) any obligations (other than Debt) or duties affecting any of the Property of the Parent or any Restricted Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit; (k) any interest or title of a lessor under any lease entered into by the Parent or any Restricted Subsidiary covering only the assets so leased; (l) Liens on the Collateral in favor of securing obligations under Secured Swap Agreements that are not prohibited under Section 9.17; and (m) Liens securing the payment of any Debt owing under the Second Lien Loan Documents; provided further that (1) Liens described in clauses (a) through (d) and (g) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced unless such action is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP and (2) no intention to subordinate the Lien granted in favor of the Administrative Agent and the Secured Creditors is to be hereby implied or expressed by the permitted existence of any Excepted Lien.

“Excluded Issuances” means (i) capital contributions made by the Parent or any Restricted Subsidiary in any other Restricted Subsidiary and (ii) issuances of Equity Interests to the Parent or any Restricted Subsidiary of the Parent by any Restricted Subsidiary of the Parent; provided that in the case of each of clauses (i) and (ii) such capital contributions or purchases of Equity Interests are not funded, directly or indirectly, by the proceeds of any third party financing of, or capital contributions to, the Parent or any of its Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 10.02(c) hereof and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the guarantee of such Guarantor, or the grant by such Guarantor of a security interest, would have otherwise become effective with respect to such Swap Obligation but for such Guarantor’s failure to become an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by a jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.05), any U.S. Federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(b), (d) any withholding tax that is attributable to a Foreign Lender’s failure to comply with Section 5.03(e), and (e) any U.S. federal withholding taxes imposed by FATCA.

“Excess Distributable Cash” means an amount equal to Distributable Cash minus $4,000,000 (but in no event shall Excess Distributable Cash be less than zero).

“Existing Credit Agreement” means the meaning given to the term in the Recitals hereto.

“Existing Loan Documents” has the meaning given to the term “Loan Documents” in the Existing Credit Agreement.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (b) any treaty, law, regulation or other official guidance enacted in any jurisdiction other than the U.S., or relating to an intergovernmental agreement between the U.S. and any other jurisdiction which (in either case) facilitates the implementation of the preceding clause (a), or (c) any agreement entered into pursuant to the implementation of the preceding clauses (a) or (b) with the United States Internal Revenue Service, the U.S. Government or any governmental or taxation authority under any other jurisdiction.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Parent or the Borrower, as applicable.

“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Funded Debt that is secured by a perfected first priority Lien on any of the Collateral as of such date of determination to (b) EBITDA for the then most recently ended Rolling Period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Parent, any Restricted Subsidiary, any of their Properties, the Administrative Agent or any Lender.

“Guarantors” means the Parent, Atlas Lightfoot and any other Material Subsidiary of the Parent that after the Effective Date guarantees the Indebtedness to the Administrative Agent pursuant to Section 8.14 (b).

“Guaranty Agreement” means the guaranty in form and substance reasonably satisfactory to the Administrative Agent by each of the Guarantors in favor of the Administrative Agent dated as of the Effective Date, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Hedge Intercreditor Agreement” means an intercreditor agreement by and among an Approved Counterparty, the Administrative Agent and the Borrower, in form and substance satisfactory to the Administrative Agent.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Parent (other than the Borrower) that does not (a) individually own Property with an aggregate fair market value in excess of $ 2,500,000 or (b) together with all other Immaterial Subsidiaries own Property with an aggregate fair market value in excess of $5,000,000; provided that no Restricted Subsidiary of the Parent that incurs, guarantees or is otherwise an obligor under or provides credit support for any Debt for borrowed money may be an Immaterial Subsidiary.

“Immaterial Title Deficiencies” means, with respect to Oil and Gas Properties, at any time of determination, defects or clouds on title, discrepancies in net revenue and working interest ownership percentages and other discrepancies (in each case, between what is shown on the most recently delivered Reserve Report and that which is set forth in the title information provided by a Loan Party to the Administrative Agent hereunder) and other Liens (other than Excepted Liens), defects, and similar matters which do not, individually or in the aggregate, affect Oil and Gas Properties in an amount greater than five percent (5%) of the Present Value of the Loan Parties’ Proved Reserves as set forth in the most recent Reserve Report delivered under this Agreement.

~~“Incorporated ARP Covenant” has the meaning set forth in Section 9.23.~~

“Indebtedness” means any and all amounts owing or to be owing by the Borrower or any other Loan Party: (a) to the Administrative Agent or any Lender under any Loan Document including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); (b) to any Person under any Secured Swap Agreement; and (c) all renewals, extensions and/or restatements of any of the above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Information” has the meaning set forth in Section 7.12.

“Initial Yield-To-Maturity” means the yield-to-maturity calculated to the call date equal to the fifth anniversary of the date after the Effective Date.

“Intercreditor Agreement” means that certain Intercreditor Agreement of even date herewith by and among the Administrative Agent and the Borrower, in substantially the same form of Exhibit K attached hereto.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last business day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is two, three or six months, or, to the extent agreed to by the Administrative Agent, one month, or, to the extent agreed by each Lender of such Eurodollar Borrowing and the Administrative Agent, twelve months or less, thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period may have a term which would extend beyond the Maturity Date and (c) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or of all or a substantial portion of the property and assets or business of another Person or of assets constituting a business unit or division of any other Person or any agreement to make any such acquisition (including, without limitation, capital contributions, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business), or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person.

“Joinder Agreement” means a joinder agreement in the form of Exhibit G or any other form reasonably approved by the Administrative Agent.

“Law” means (a) a law, statute, ordinance, treaty, permit, rule or regulation of any Governmental Authority, (b) a court decision, judgment, order, decree, injunction or ruling, and (c) a regulatory bulletin or guidance, or examination order or recommendation of a Governmental Authority.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“LIBO Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Borrowing, the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period reported by Bloomberg L.P. in its index of rates as of 11:00 A.M., London time, two (2) Business Days prior to the beginning of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. In the event that such rate does not appear on such index, the “LIBO Rate” will be the rate of interest per annum, as determined by the Administrative Agent at which deposits of Dollars in immediately available funds are offered at 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period by three major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination; provided that if LIBO Rate shall be less than zero as determined pursuant to this paragraph, LIBO Rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent and the Restricted

Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing. “Lien” shall not include the interest of the Parent or any Restricted Subsidiary in any Property subject to a Synthetic Lease.

“Loan Documents” means this Agreement, the Notes, if any, the Security Instruments, the Perfection Certificate, the Intercreditor Agreement, any Hedge Intercreditor Agreement, if any, and any and all other material agreements or instruments now or hereafter executed and delivered by any Loan Party or any other Person (other than Secured Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with the Indebtedness, this Agreement and the transactions contemplated hereby, as such agreements may be amended, modified, supplemented or restated from time to time.

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. As of the Third Amendment Effective Date, the aggregate principal amount of the Loans outstanding hereunder is $35,000,000.

“Majority Lenders” means, with respect to a given Facility, subject to Section 12.04(b)(ii)(D)(4), Lenders holding greater than 50% of (a) prior to the Effective Date, the Commitments or (b) thereafter, the outstanding aggregate principal amount of all Loans (without regard to any sale by a Lender of a participation in all Loans under Section 12.04(c)).

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Acquisition” means a transaction or series of transactions comprised of the acquisition of the Equity Interests of a Person or the acquisition of assets from a Person, in each case for consideration of at least $5,000,000.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the operations, Properties (including the ~~ARP~~Titan Energy Units) or financial condition of the Parent and the Restricted Subsidiaries, taken as a whole, other than as a result of the events leading up to, resulting from and following the commencement of the Cases and the continuation or prosecution thereof (b) the ability of the Parent and the Restricted Subsidiaries, taken as a whole, to carry out their business as conducted as of the Third Amendment Effective Date, (c) the ability of the Loan Parties, taken as a whole, to perform fully and on a timely basis their obligations under any of the Loan Documents that are material to the interests of the Lenders, or (d) the validity or enforceability of any of the Loan Documents or the material rights and remedies available to the Administrative Agent or any Lender under any Loan Document.

“Material Disposition” means (a) a transaction or series of transactions comprised of the sale, lease, assignment, conveyance or transfer of the Equity Interests of a Person or other

Property of a Person, in each case for the consideration of at least $5,000,000, or (b) any loss, casualty or other insured damage to any Property of a Person, in each case having a fair market value (net of any insurance proceeds whether or not actually received by such Person so long as such Person expects in good faith to receive such insurance proceeds in connection with such loss, casualty or damage) in excess of $5,000,000.

“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and the Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time, including unpaid amounts in respect of such Swap Agreement.

“Material Subsidiary” means any Restricted Subsidiary other than any Immaterial Subsidiary.

“Material Subsidiary Conversion” means (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 9.19(b) or (ii) the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 9.19(c); in case where the value of such transaction is in excess of $1,000,000.

“Maturity Date” means September 30, 2017, as the same may be extended in accordance with Section 2.06.

“Maximum Rate” has the meaning set forth in Section 12.12.

“Midstream Activities” means the treatment, processing, gathering, dehydration, compression, blending, transportation, terminalling, storage, transmission, marketing, buying or selling or other disposition, whether for such Person’s own account or for the account of others, of oil, natural gas, natural gas liquids or other liquid or gaseous hydrocarbons, including that used for fuel or consumed in the foregoing activities; provided, that “Midstream Activities” shall not include the drilling, completion or servicing of oil or gas wells or the ownership of drilling rigs.

“Midstream Assets” means pipelines, treating and processing facilities, dehydration facilities, compressor stations, pump stations, metering stations and other similar assets, and other assets used in the transportation or processing of Hydrocarbons.

“Minimum Title Information” means title information in form and substance reasonably satisfactory to the Administrative Agent as to the Loan Parties’ ownership (whether in fee or by leasehold) of at least 80% of the Present Value of the Proved Reserves of the Loan Parties.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means a mortgage, deed of trust, or similar document in form and substance reasonably satisfactory to the Administrative Agent on any real property (including any Hydrocarbon Interests) directly owned (whether in fee or by leasehold) by a Loan Party where such Loan Party is the mortgagor and the Administrative Agent is the mortgagee pursuant to which a Lien on the Mortgaged Property covered thereby is created in favor of the Administrative Agent for the benefit of the Secured Creditors, as the same may be amended, modified or supplemented from time to time.

“Mortgaged Property” means (a) at any time before the earlier of (i) the date that is ninety (90) days following the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion) and (ii) the date on which the Administrative Agent has received counterparts of duly executed and recorded Mortgages on the Properties listed in Schedule 7 to the Perfection Certificate which are directly owned (whether in fee or by leasehold) by any Loan Party at that time, any such Property directly owned (whether in fee or by leasehold) by any Loan Party at that time, and (b) at any time thereafter, any Property directly owned (whether in fee or by leasehold) by any Loan Party which is subject to a Lien created by the Security Instruments.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Parent or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds (other than business interruption insurance proceeds) or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Parent or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Debt that is secured by a Lien (other than a Lien that ranks pari passu with or is subordinated to the Liens securing the obligations under the Loan Documents) on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Parent or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reasonable reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities (other than Taxes deducted pursuant to clause (C) above) associated with such asset or assets and retained by the Parent or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Parent or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and

(b) with respect to the incurrence or issuance of any Debt or Equity Interests by the Parent or any Restricted Subsidiary or any capital contribution received by the Parent or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance of Debt or Equity Interests or capital contribution over (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred by the Parent or such Restricted Subsidiary in connection with such incurrence or issuance of Debt or Equity Interests or capital contribution.

“Notes” means the promissory notes, if any, of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NYMEX Pricing” means, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for each month, and (ii) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations). If, with the consent of the Administrative Agent, the relevant benchmarks used in any Reserve Report change, then NYMEX Pricing shall refer to such new benchmarks.

“OFAC” means the Office of Foreign Asset Control of the Department of Treasury of the United States of America.

“Oil and Gas Properties” means each of the following: (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon

Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(i).

“Patriot Act” has the meaning set forth in Section 12.16.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Perfection Certificate” means a certificate substantially in the form of Exhibit H hereto.

“Permitted Business” means the business engaged in by the Loan Parties as of the Third Amendment Effective Date and any other business related or ancillary to the production, transportation or processing of Hydrocarbons.

“Permitted Holders” means the Lenders and their respective Affiliates formed for purposes of making or holding investments and assignees with respect to Equity Interests of Parent assigned to it by a Lender or any such Affiliate.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Parent, a Restricted Subsidiary or an ERISA Affiliate or (b) was at any time during the six (6) calendar years preceding the Effective Date sponsored, maintained or contributed to by the Parent or a Restricted Subsidiary or an ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Compliance” or “Pro Forma Basis” means, as of any date of determination for purposes of calculating compliance with the financial covenant contained in Section 9.01(a) on a pro forma basis, (a) calculating Consolidated Net Income and EBITDA as if Transactions, the merger or consolidation with any Restricted Subsidiary, any Material Subsidiary Conversion, any Material Disposition, any Material Acquisition or the making of any Restricted Payment or Investment (each of the foregoing, a “Subject Transaction”), as applicable, had occurred on the first day of the applicable Rolling Period, (b) calculating Total Funded Debt as of the date of the Subject Transaction (after giving effect to the Subject Transaction and the incurrence of any Debt in connection with such Subject Transaction, but excluding Debt owed to the Parent or any Restricted Subsidiary) and (c) otherwise making such calculations in accordance with Regulation S-X of the SEC.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Purchase Money Debt” means Debt (a) consisting of the deferred purchase price of property, plant and equipment, conditional sale obligations, obligations under any title retention agreement and other obligations incurred in connection with the acquisition, construction or improvement of such asset, in each case where the amount of such Debt does not exceed the greater of (i) the cost of the asset being financed and (ii) the fair market value of such asset, and (b) incurred to finance such acquisition, construction or improvement by the Parent or a Restricted Subsidiary of such asset; provided however that such Debt is incurred within 180 days after such acquisition or the completion of such construction or improvement.

“Qualifying Titan Energy Units” means Titan Energy Units that are owned by a Loan Party and subject to a perfected first priority Lien in favor of the Administrative Agent for the benefit of the Secured Creditors pursuant to the Loan Documents, which Lien is perfected by “control ” in accordance with the applicable Uniform Commercial Code including, without limitation, Section 8.106, 9.106 and 9.314 thereof.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, restructure or replace, or to issue other Debt in exchange or replacement for, such Debt, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Registration Rights Agreement” means any Registration Rights Agreement entered into among any Loan Party, any issuer of Equity Interests owned by such Loan Party and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Rejection Notice” has the meaning assigned such term in Section 3.04(c)(vi).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees and advisors (including attorneys, accountants and experts) of such Person and of such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.09.

“Required Mortgage Value” means, as of any date of determination, an amount equal to 80% of the aggregate Present Value of all Proved Reserves directly owned by the Loan Parties as reflected in the most recent Reserve Report delivered pursuant to this Agreement.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31 or June 30 (to the extent the Loan Parties own Oil and Gas Properties as of such date) the Loan Parties’ Proved Reserves, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, consistent with SEC reporting requirements at the time, together with a supplement indicating the Present Value of such Proved Reserves. Each Reserve Report shall include a report on a well by well basis reflecting the working and revenue interests for the Borrower and each Guarantor under or in connection with each such well and such other information and in such form as may be reasonably requested by the Administrative Agent.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower or the Parent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Person (including any return of capital), or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary other than an SPV Subsidiary or an Unrestricted Subsidiary; provided that the Borrower shall at all times be a Restricted Subsidiary.

“Rolling Period” means any period of four consecutive fiscal quarters; provided that for purposes of determining Pro Forma Compliance with Section 9.01 pursuant to Sections 9.02(i), 9.05(h), 9.05(j) or 9.19(b), any period of four consecutive fiscal quarters ending on the last day of the fiscal quarter for which the most recent financial statements have been (or were required to be) delivered pursuant to Section 8.01(a) or 8.01(b), as applicable.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of March 30, 2016, by and among the Parent, the Borrower, the Second Lien Lenders (as defined below) and Riverstone Credit Partners, L.P., as administrative agent, as amended, restated, replaced, refinanced and otherwise modified from time to time in accordance with the Intercreditor Agreement.

“Second Lien Lenders” means the lenders party to the Second Lien Credit Agreement from time to time.

“Second Lien Loan Documents” means the Loan Documents (as defined in the Second Lien Credit Agreement).

“Second Lien Loans” means the Loans (as defined under the Second Lien Credit Agreement).

“Secured Creditors” shall have the meaning assigned to such term in the Security Agreement.

“Secured Swap Agreement” means a Swap Agreement between the Borrower and an Approved Counterparty that has executed a Hedge Intercreditor Agreement.

“Security Agreement” means the Security Agreement among the Borrower, the Guarantors and the Administrative Agent dated as of the Effective Date, as the same may be amended, modified or supplemented from time to time.

“Security Agreement Supplement” means a supplement to the Security Agreement in the form of Annex 1 to the Security Agreement or any other form reasonably approved by the Administrative Agent.

“Security Instruments” means the Guaranty Agreement, the Intercreditor Agreement, any Hedge Intercreditor Agreement, if any, the Security Agreement, all Mortgages, all Registration Rights Agreements and other agreements, instruments or stock certificates now or hereafter executed and delivered by any Loan Party or any other Person (other than Secured Swap

Agreements and participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) as security for the payment or performance of, or to perfect the grant of a Lien to secure obligations under, the Indebtedness, the Notes, if any, this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Series A Preferred Units” means “Series A Preferred Units” as defined in the Third Amended and Restated Limited Liability Company Agreement.

“Sole Management Control” means, with respect to any Person, the ability, through voting power, by contract or otherwise, to direct all limited liability company or limited partnership, as applicable, actions of such Person without requiring the approval, consent, or vote of any other Person to the extent such approval, consent or vote is not required for such actions as of the Effective Date.

“Solvent” means when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPV Subsidiaries” means AEC and AERS.

~~“Specified Transaction” means that certain transaction proposed to be entered into by Parent as described to the Administrative Agent in writing on or prior to the date hereof.~~

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Transaction” has the meaning set forth in the definition of “Pro Forma Compliance”.

“Subsidiary” means, with respect to any Person (the “parent”), any other Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent and/or one or more of its Subsidiaries. Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Parent.

“Super Majority Lenders” means, subject to Section 12.04(b)(ii)(D)(4), Lenders holding at least 66 2⁄3% of the outstanding aggregate principal amount of all the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” shall mean, in respect of any one or more Secured Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Secured Swap Agreements, for any date on or after the date such Secured Swap Agreements have been closed out and terminated, the termination value(s) determined in accordance therewith.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including interest, additions to tax and any penalties attributable thereto.

“Termination Date” means the earlier of the Maturity Date and the date of the Indebtedness has been accelerated in accordance with Section 10.02.

“Third Amended and Restated Limited Liability Company Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Parent, dated as of February 27, 2015, as amended by that certain Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of the Parent, dated as of February 27, 2015, each as delivered to the Administrative Agent on or prior to the Third Amendment Effective Date, and as further amended by any amendments entered into in order to give effect to the Specified Transaction and with such other amendments thereto as consented to in writing by the Majority Lenders.

“Third Amendment” means that certain Third Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of the Third Amendment Effective Date, by and among the Parent, the Borrower, the Lenders and the Administrative Agent.

“Third Amendment Effective Date” means March 30, 2016.

“Titan Energy” means Titan Energy, LLC, a Delaware limited liability company.

“Titan Energy Common Units” means the common units of Titan Energy.

“Titan Energy Preferred Unit Amount” means the product of (a) the result of the aggregate amount of Titan Energy Common Units divided by 0.98 multiplied by (b) 0.02.

“Titan Energy Preferred Units” means the preferred units of Titan Energy.

“Titan Energy Units” means the Titan Energy Common Units and the Titan Energy Preferred Units.

“Titan Management” means Titan Management, LLC, a Delaware limited liability company.

“Total Funded Debt” means, at any date, all Debt of the Parent and the Restricted Subsidiaries on a consolidated basis other than Debt described in the definition of “Debt” under clauses (b) (to the extent constituting contingent obligations), (c), (j), (k) (solely to the extent that such Debt results from such Person being the general partner of another Person that is obligated under such Debt), (m) and (n). For the avoidance of doubt, “Total Funded Debt” shall not include “asset retirement obligations” as such term is used in ASC Topic 410 to the extent such term relates to the plugging and abandonment of wells.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Funded Debt as of such date of determination to (b) EBITDA for the then most recently ended Rolling Period.

“Transactions” means, (i) the consummation of the Refinancing of the obligations owing under the Existing Credit Agreement and (ii) the consummation of the transactions contemplated under this Agreement.

“Transferee” means any Assignee or Participant.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Parent (other than the Borrower and the SPV Subsidiaries) designated as such on Schedule 7.15 or which the Parent has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.19 and (b) any Subsidiary of an Unrestricted Subsidiary.

“Upstream Activities” means the acquisition, exploration, development, production, operation and disposition of interests in Oil and Gas Properties, and the gathering, marketing, storage, selling and gathering of any production from such properties.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(e).

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Parent or one or more of the Wholly-Owned Subsidiaries or by the Parent and one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“written Borrowing Request” has the meaning set forth in Section 2.03.

“written Interest Election Request” has the meaning set forth in Section 2.04(b).

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including,” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.

Section 1.05 Accounting Terms and Determinations.

(a) Unless otherwise specified herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Notwithstanding GAAP or anything in this Agreement to the contrary, for the purposes of calculating the First Lien Leverage Ratio and Total Leverage Ratio and the components thereof, all Unrestricted Subsidiaries and Immaterial Subsidiaries (including the assets, liabilities, income, losses, cash flows and elements thereof of each of the foregoing) shall be excluded, except that any cash dividends or cash distributions paid by any Person (other than a Loan Party) to the Loan Parties during any fiscal period and received by the Parent or any Restricted Subsidiary on or prior to the earlier of (i) the date the financial statements with respect to such fiscal period referred to in Section 8.01(a) or (b) are delivered by the Borrower to the Administrative Agent and (ii) the date that is 45 days following the end of such fiscal period, shall be deemed to be income of the Parent or such Restricted Subsidiary, as applicable, for such fiscal period whether or not constituting income in accordance with GAAP; provided that, for the avoidance of doubt, any such dividends or distributions received after the last day of the last fiscal quarter included in any Rolling Period and included as income in such Rolling Period as provided above in this Section 1.05(b) shall not be included as income in the fiscal quarter in which such dividends or distributions are actually received (but shall be deemed included solely in such immediately preceding fiscal quarter) for purposes of any such calculation.

(c) Notwithstanding anything to the contrary herein, for purposes of determining compliance with Total Leverage Ratio, First Lien Leverage Ratio or Section 9.01 with respect to any Rolling Period during which any Subject Transaction occurs (or, for purposes of determining compliance with Section 9.01 pursuant to Sections 9.02(i), 9.05(h), 9.05(j) or 9.19(b) only, thereafter and on or prior to the date of determination), the Total Leverage Ratio, First Lien Leverage Ratio, EBITDA shall be calculated with respect to such Rolling Period and such Subject Transaction on a Pro Forma Basis.

Section 1.06 Treatment of Indebtedness. For federal, state and local income tax purposes, the parties agree that (i) the Indebtedness will be treated as indebtedness of the Parent, (ii) the Indebtedness is not a “contingent payment debt instrument” within the meaning of Treasury Regulation Section 1.1275-4 and (iii) the issue price of the Indebtedness is the stated principal amount of $35,000,000. The parties agree to report the Indebtedness consistent with this agreement for all federal, state and local tax purposes, and the Parent, Borrower and the Administrative Agent agree to notify and consult with each other if such treatment is challenged by any taxing authority.

ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein

(a) Each Lender agrees to make a Loan to the Borrower on the Effective Date in the amount of its Commitment.

(b) Amounts repaid or prepaid in respect of the Loans may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that this condition can be waived by each Lender of such Eurodollar Borrowing and the Administrative Agent;. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that this condition can be waived by each Lender of such ABR Borrowing and the Administrative Agent. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. If a Lender shall make a written request to the Administrative Agent and the Borrower to have its Loans evidenced by a promissory note, then the Borrower shall execute and deliver to such Lender a duly completed single promissory note of the Borrower in substantially the form of Exhibit A, payable to such Lender in a principal amount equal to its Commitment as then in effect, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender that requests a Note, and all payments made on account of the principal thereof, may be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender; provided that the failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or by delivery to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower (a “written Borrowing Request”):

(a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York, New York time, three (3) Business Days before the date of the proposed Borrowing (or such shorter period agreed by each Lender of such Eurodollar Borrowing and the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York, New York time, on the date of the proposed Borrowing (or such shorter period agreed by each Lender of such ABR Borrowing and the Administrative Agent). Each telephonic and written Borrowing Request shall be irrevocable and each telephonic Borrowing Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of the Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the initial Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower (a “written Interest Election Request”) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each written Interest Election Request shall be irrevocable.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any ABR Borrowing, prior to 12:00 p.m., New York, New York time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. No payment required and made by the Borrower under this paragraph will be subject to any break-funding payment under Section 5.02.

Section 2.06 Extension. So long as no Event of Default or Default shall have occurred and be continuing on the date on which notice is given, or would result therefrom, in accordance with the following clause (a) and on the Maturity Date, Borrower may extend the Maturity Date to September 30, 2018, upon satisfaction of the following:

(a) delivery of a written request to Administrative Agent at least thirty (30) days, but no more than one hundred twenty (120) days, prior to the Maturity Date then in effect;

(b) payment to Administrative Agent for the benefit of the Lenders of the extension fee set forth in Section 3.05(b), which fee shall be payable on or before the then applicable Maturity Date;

(c) payment by Borrower of all reasonable and documented out-of-pocket costs and expenses to Administrative Agent and the Lenders to the extent then due (including any and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with or arising out of the extension of the Maturity Date);

(d) the representations and warranties of the Borrower and the Restricted Subsidiaries set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the Maturity Date immediately before and after giving effect to such extension, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Maturity Date immediately before and after giving effect to such extension, such representations and warranties shall continue to be true and correct as of such specified earlier date;

(e) delivery of a certificate signed by a Responsible Officer of the Borrower certifying that the Borrower is in Pro Forma Compliance with a First Lien Leverage Ratio of not more than 6.00:1.00 both on the date on which the extension request is given to the Administrative Agent and on the first day of the extension (and attaching reasonably detailed calculations reflecting the same which shall be in form reasonably satisfactory to the Administrative Agent); and

(f) if required by the Administrative Agent, execution and delivery of a written agreement evidencing the extension among the Administrative Agent and the Loan Parties and such other documents, instruments, certificates, opinions of counsel as the Administrative Agent shall reasonably request in connection with such extension.

ARTICLE III

Payments of Principal and Interest; Prepayments; Fees

Section 3.01 Repayment of Loans. On the Maturity Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate principal amount of all Loans outstanding on such date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Cash Margin.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Cash Margin.

(c) Post-Default Rate. Notwithstanding the foregoing, while an Event of Default set forth in paragraphs (a), (b), (g), (h), or (i) of Section 10.01 is outstanding, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any other Loan Party hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) 2.0% plus the cash interest rate applicable to Eurodollar Loans as provided in Section 3.02(b) plus (ii) the Applicable PIK Rate.

(d) Interest Payment Dates. Accrued cash interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) cash interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Termination Date), accrued cash interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued cash interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and the Applicable PIK Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day of the relevant computation period). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

(f) PIK Interest. In addition to the interest provided for in Section 3.02(a), (b) and (c), the Loans shall bear additional interest at a per annum rate equal the Applicable PIK Rate which shall be paid in kind, by being added to the principal balance of the outstanding Loans on the last day of each calendar quarter, beginning on June 30, 2016. On the Termination Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate amount of interest accrued with respect to the Loans that has been paid-in-kind by being added to the balance thereof in accordance with this clause (f).

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing made to it in whole or in part, subject to prior notice in accordance with Section 3.04(b), but each prepayment must be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 (or if less, the entire principal amount thereof outstanding).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York, New York time, three (3) Business Days before the date of prepayment (or such shorter period agreed by each Lender of such Eurodollar Borrowing and the Administrative Agent), or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York, New York time, one (1) Business Day prior to the date of prepayment (or such shorter period agreed by each Lender of such ABR Borrowing and the Administrative Agent). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (other than pursuant to Section 3.04(c)) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued cash interest to the extent required by Section 3.02.

(c) Mandatory Prepayments.

(i) No later than the twenty-fifth (25th) Business Day following the last day of each calendar month, beginning with the calendar month ending June 30, 2016, the Borrower shall provide the Administrative Agent with reasonably detailed calculations of Excess Distributable Cash for such calendar month then ended and Borrower shall prepay outstanding Loans or Second Lien Loans (as elected by the Borrower in its sole discretion) in an aggregate principal amount equal to 100.0% of Excess Distributable Cash for such calendar month then ended.

(ii) If (x) the Parent or any Restricted Subsidiary Disposes of any property or assets to any Person other than a Loan Party (other than any Disposition of any property or assets permitted by Section 9.11(a)), (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Parent or such Restricted Subsidiary of Net Cash Proceeds in an amount in excess of $10,000,000, an amount equal to 100% of the Net Cash Proceeds realized or received shall be applied as a mandatory repayment of the Loans in accordance with the requirements of Sections 3.04(c)(v) and (vi) or the Second Lien Loans (as elected by the Borrower in its sole discretion);

(iii) If the Parent or any Restricted Subsidiary issues or incurs any Debt (other than Debt permitted to be incurred pursuant to Section 9.02 as in effect on the Third Amendment Effective Date), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence or issuance of Debt shall be applied on such date as a mandatory repayment of the Loans in accordance with the requirements of Sections 3.04(c)(v) and (vi) or the Second Lien Loans (as elected by the Borrower in its sole discretion).

(iv) If any Restricted Subsidiary of Parent receives Net Cash Proceeds from any capital contributions or any Net Cash Proceeds from any sale or issuance of its Equity Interests (other than Net Cash Proceeds of any Excluded Issuance), then, an amount equal to 100% of the Net Cash Proceeds of any such issuance, sale or advancement will be applied on such date as a mandatory repayment in accordance with the requirements of Section 3.04(c)(v) and 3.04(c)(vi) or the Second Lien Loans (as elected by the Borrower in its sole discretion).

(v) Application of Mandatory Prepayments. Each prepayment of Loans pursuant to Sections 3.04(c)(i), 3.04(c)(ii), 3.04(c)(iii) and 3.04(c)(iv) shall be applied as a mandatory prepayment of principal of Loans. Prepayments pursuant to this Section 3.04(c)(v) shall be accompanied by accrued interest on the Loans so prepaid to the extent required by Section 3.02.

(vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to clauses (i), (ii), (iii), (iv)

and (v) of this Section 3.04(c) at least five (5) Business Days prior to 1:00 p.m. on the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment.

(d) On the Effective Date (immediately after the incurrence of Loans), the Commitments of each Lender in effect at such time shall terminate in its entirety.

(e) Prepayment Premiums; Break Funding Payments. Each payment made under this Section 3.04 will not require the payment of any premium or penalty, unless otherwise subject to any break funding payments required under Section 5.02.

Section 3.05 Fees.

(a) Administrative Agent Fee. The Borrower shall pay to the Administrative Agent, for its own account, an annual nonrefundable administration fee equal to $30,000 (the “Administrative Agent Fee”), such fee to be paid in advance on the Third Amendment Effective Date and thereafter annually in advance prior to the earlier of the Maturity Date and the date on which Loans are repaid in full or, if any such date is not a Business Day, on the first Business Day thereafter.

(b) Extension Fee. In the event that the Maturity Date is extended in accordance with the terms of Section 2.06, the Borrower agrees to pay to the Administrative Agent for the account of each Lender an extension fee equal to 5% of the aggregate Loans of the Lenders on the first effective day of the extension.

ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Set-offs.

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York, New York time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time prior the Termination Date, insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied in the order set forth in clauses (i) through (iv), inclusive, of Section 10.02(c).

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment in excess of its ratable share (or other share contemplated hereunder), then such Lender shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (or in other proportion as required hereunder); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Loan Party or an Affiliate thereof not constituting an Affiliate Lender (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and under this Agreement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant hereto then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid. After acceleration or maturity of the Loans, all principal will be paid as provided in Section 10.02(c).

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the other Loan Parties unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each other Loan Party’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Collateral. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or any other applicable Loan Party and the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Loan Parties.

ARTICLE V

Increased Costs; Break Funding Payments; Taxes

Section 5.01 Increased Costs.

(a) Eurodollar Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition (including, for the avoidance of doubt, any increase in Taxes other than Excluded Taxes or Indemnified Taxes or Other Taxes covered under Section 5.03) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), in each case by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, in each case by an amount deemed by such Lender to be material, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.05, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable law; provided that if the applicable Withholding Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (a) the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 5.03) have been made, the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the applicable Withholding Agent shall make such deductions and (c) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent or each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or with respect to any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03) shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. (a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(f).

(g) Tax Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor or with respect to which the Borrower or any Guarantor has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) Survival. The agreements in this Section 5.03 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 5.04 Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05 Replacement of Lenders. If (a) any Lender requests compensation under Section 5.01, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or (c) any Lender has not approved a proposed waiver or amendment requiring 100% approval or consent from the affected Lenders but which has been approved by the Majority Lenders (or, in the case of a consent, waiver or amendment involving all Lenders with respect to a certain Class, the Majority Facility Lenders with respect to such Class), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans subject to the assignment, as if the payment of the Loans on such date were an optional or mandatory prepayment, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents with respect to the Loans being assigned, from the assignee (to the extent of such outstanding principal and accrued interest and accrued fees) or the Borrower, (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender becoming a non-consenting Lender, the applicable assignee shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable waiver or amendment of the Loan Documents.

Section 5.06 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans; provided that the Borrower shall not be required to make any payments pursuant to Section 5.02 as a result of the conversion of any Affected Loans under this Section 5.06.

ARTICLE VI

Conditions Precedent

Section 6.01 Effective Date. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent, and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date pursuant to this Agreement, including,

to the extent invoiced to the Borrower at least two (2) Business Days prior to the Effective Date, reimbursement or payment of all costs and out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors (or other applicable managing Person) with respect to the authorization of the Borrower or such Guarantor to execute, deliver and perform the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws (or other applicable governing documents) of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c) The Administrative Agent shall have received recent certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(d) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(e) The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Commitment dated as of the Effective Date.

(f) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments (except for the Mortgages and certain control agreements in respect of deposit accounts and securities accounts held by the Borrower and the Parent), the Perfection Certificate and the Uniform Commercial Code financing statements described on the Security Agreement. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i) be reasonably satisfied that the Security Instruments will, when properly executed and, to the extent applicable, recorded, create perfected first priority Liens (except for Excepted Liens, but subject to the provisos at the end of such definition and subject to Immaterial Title Deficiencies) on all Property purported to be pledged as Collateral pursuant to such Security Instruments; and

(ii) have received (A) to the extent the ARP Units and the other Equity Interests (other than any Excluded Property (as defined in the Security Agreement)) of each

Subsidiary (other than any Subsidiary of an Unrestricted Subsidiary) are certificated, certificates, together with undated, blank stock powers (or the equivalent for Persons that are not corporations) for each certificate, representing all of the certificated issued and outstanding ARP Units and all such other Equity Interests owned by each Loan Party, (B) to the extent the ARP Units and such other Equity Interests are not certificated, any other control agreements, certificates or other documents as requested by the Administrative Agent so that the Administrative Agent’s Liens in such ARP Units and such other Equity Interests will be perfected by “control” in accordance with the applicable Uniform Commercial Code including, without limitation, Sections 8.106, 9.106 and 9.314 thereof and (C) to the extent required by the terms of the Security Instruments, all promissory notes, together with instruments of transfer.

(g) The Administrative Agent shall have received an opinion in form and substance reasonably acceptable to the Administrative Agent of Paul Hastings LLP, counsel to the Loan Parties.

(h) The Administrative Agent shall have received a certificate of insurance coverage of the Parent and the Restricted Subsidiaries evidencing that such Persons are carrying insurance in accordance with Section 7.13.

(i) The Administrative Agent shall have received a solvency certificate from the Financial Officer of the Parent (immediately after giving effect to the Transactions) substantially in the form attached hereto as Exhibit J.

(j) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower or another Loan Party has received all consents and approvals required by Section 7.03.

(k) The Administrative Agent shall have received (i) the financial statements referred to in Section 7.04(a), (ii) a satisfactory pro forma balance sheet and (iii) satisfactory projections to the Maturity Date.

(l) The Administrative Agent shall have received appropriate Uniform Commercial Code and other Lien record search certificates from the jurisdiction of organization of each Loan Party, and any other jurisdiction reasonably requested by the Administrative Agent and United States Patent and Trademark Office and United States Copyright Office lien searches, in each case, as of a recent date, and reflecting no Liens encumbering the Properties of each Loan Party, other than Liens released on or prior to the Effective Date or Liens permitted by Section 9.03 including, without limitation, Immaterial Title Deficiencies.

(m) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that immediately after giving effect to the Transactions, the Borrower and the Restricted Subsidiaries will have no Debt outstanding other than the Indebtedness under this Agreement and other Indebtedness permitted by Section 9.02.

(n) The Lenders shall have received at least three (3) Business Days prior to the Effective Date, to the extent requested at least ten (10) days before the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(o) The Administrative Agent shall have received a Form FR U-1 with respect to each Lender that is a bank and a Form FR G-3 with respect to each Lender that is not a bank, each duly completed and executed by the Borrower.

(p) The Administrative Agent shall have received a customary perfection certificate with satisfactory information relating to the Collateral.

(q) The Administrative Agent shall have received satisfactory evidence that the Existing Credit Agreement has been, or concurrently with the effectiveness of this Agreement will be, paid off and terminated and any Liens related thereto have been discharged.

(r) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower setting for the calculation in reasonable detail of the Asset Coverage Ratio calculated on a Pro Forma Basis as of the Effective Date after giving effect to the Transactions.

(s) The representations and warranties of the Borrower and the Restricted Subsidiaries set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(t) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying the matters contemplated by clause (s) above.

(u) The Administrative Agent shall have received Schedules to this Agreement covering the matters as of the Effective Date and to the extent such Schedules are different from the Schedules previously delivered to the Administrative Agent, such differences shall be in form and substance satisfactory to the Administrative Agent.

(v) The Administrative Agent shall have received a Registration Rights Agreement with respect to the ARP Units, in form and substance reasonably satisfactory to the Administrative Agent.

(w) The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

Notwithstanding the foregoing, the condition in Section 6.01(k) shall be deemed to have been satisfied to the extent the financial statements referred to in Section 7.04(a) are publicly available on www.SEC.gov and the Borrower has provided to the Administrative Agent a link thereto on such website.

Without limiting the generality of the provisions of Section 11.05, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any other Loan Party shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York, New York time, on August 31, 2015 (and, in the event such conditions are not so satisfied or waived in accordance with the terms hereof, the Commitments shall terminate at such time).

ARTICLE VII

Representations and Warranties

Each of the Parent and the Borrower represents and warrants to the Lenders that as of the date hereof and as of the Effective Date:

Section 7.01 Organization; Powers. Each of the Parent and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case (other than with respect to the due organization, existence and good standing of the Loan Parties in their respective jurisdictions of organization), where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, member action. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent or any Restricted Subsidiary or any order, injunction, writ or decree of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent, any Restricted Subsidiary or their respective Properties, or give rise to a right thereunder to require any payment to be made by the Parent or any Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Parent or any Restricted Subsidiary (other than the Liens created by the Loan Documents or permitted under Section 9.03).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) The Parent has heretofore furnished in accordance with Section 8.01 to the Lenders (i) the consolidated balance sheets of each of the Parent and ARP, as of December 31, 2014, December 31, 2013 and December 31, 2012, and the related consolidated statements of operations, comprehensive income, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2014, certified by its independent public accountants; and (ii) the consolidated balance sheet of each of the Parent and ARP as of June 30, 2015 and the related consolidated statements of operations, comprehensive income, partners’ capital, and cash flows for the six-month period then ended, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the combined or consolidated, as applicable, financial position and results of operations and cash flows of each of the Parent and its consolidated Subsidiaries and ARP and its consolidated Subsidiaries, as applicable, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b) Since December 31, 2015, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Parent and the Restricted Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

(c) Neither the Parent nor any Restricted Subsidiary has any material Debt (including Disqualified Capital Stock) or any material contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the financial statements referred to in Section 7.04(a) or as disclosed in this Agreement (including the Schedules hereto).

Section 7.05 Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or affecting the Parent or any Restricted Subsidiary (a) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve any Loan Document and the Transactions, and to the knowledge of the Parent and the Borrower, no such action, suit, investigation or proceeding is threatened.

Section 7.06 Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) Neither any Property of the Parent or any Restricted Subsidiary nor any of their respective operations violates any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b) Without limitation of clause (a) above, no Property of the Parent or any Restricted Subsidiary, nor any of their respective current operations, nor, to the best knowledge of the Parent or any Restricted Subsidiary, any former operations by any prior owner or operator of any Property of the Parent or any Restricted Subsidiary, could form the basis of any Environmental Claim against the Parent or any Restricted Subsidiary.

(c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Parent and each Restricted Subsidiary, including without limitation past or present treatment, storage or Release of any Hazardous Materials into the environment, have been duly obtained or filed, and the Parent and each Restricted Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d) All Hazardous Materials, if any, generated at any and all Property of the Parent or any Restricted Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Parent and the Restricted Subsidiaries, all transport carriers and treatment and disposal facilities used for such transportation, treatment or disposal have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any Environmental Claims.

(e) The Borrower has taken all steps reasonably necessary to determine and has determined that no Hazardous Materials have been Released, and there has been no threatened Release of any Hazardous Materials, on, from or to any Property of the Parent or any Restricted Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f) All Property of the Parent and each Restricted Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Effective Date to be imposed by OPA during the term of this Agreement, and neither the Parent nor the Borrower has any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement. Neither the Parent nor any Restricted Subsidiary has any known contingent liability in connection with any Release or threatened Release of any Hazardous Material into the environment.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each of the Parent and each Restricted Subsidiary (i) is in compliance with all Laws applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and (ii) possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Default or Event of Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Parent nor any Restricted Subsidiary is or is required to be registered as an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 No Margin Stock Activities. Neither the Parent nor any Restricted Subsidiary is engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used (x) for any purpose which violates the provisions of Regulations T, U or X of the Board or (y) to finance the purchase or carry of margin stock (within the meaning of Regulation T, U or X of the Board). None of the Borrower, the Parent or any Person acting on behalf of the Borrower or the Parent has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 7.10 Taxes. Each of the Parent and the Restricted Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and the Restricted Subsidiaries in respect of taxes and other governmental charges are, in the reasonable opinion of the Parent and the Borrower, adequate. No tax Lien has been filed and no claim is being asserted with respect to any such tax or other such governmental charge.

Section 7.11 ERISA. Except as could not reasonably be expected to result in a Material Adverse Effect:

(a) The Parent, the Restricted Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, maintained in compliance with ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on the Parent, any Restricted Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Parent, any Restricted Subsidiary or any ERISA Affiliate has been or is expected by the Parent, any Restricted Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred or is reasonably expected to occur.

(e) Full payment when due has been made of all amounts which the Parent, the Restricted Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the Effective Date, and no failure to satisfy the minimum funding standards under section 302 of ERISA and section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur with respect to any Plan.

(f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Parent’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g) None of the Parent, the Restricted Subsidiaries or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent, a Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any liability.

(h) None of the Parent, the Restricted Subsidiaries or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the Effective Date sponsored, maintained or contributed to, any Multiemployer Plan.

(i) None of the Parent, the Restricted Subsidiaries or any ERISA Affiliate is required to provide security under section 436(f) of the Code with respect to a Plan.

Section 7.12 Disclosure; No Material Misstatements. The Parent has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Restricted Subsidiaries is subject, and all other matters known to it, that in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Parent or any of the Restricted Subsidiaries to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished, collectively, the “Information”) contained, as of the date delivered, any material misstatement of fact or omitted to state, as of the date delivered, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, as of the Effective Date, the Information does not contain any misstatement of fact or omit to state any fact that would make the Information, taken as a whole and viewed in the light of the circumstances under which the Information was prepared, misleading in any material respect; provided that, with respect to Information consisting of projected financial information or other forward looking information, the Parent and the Borrower represent only that such Information was prepared in good faith based upon assumptions believed by the Parent and the Borrower to be reasonable at the time of preparation.

Section 7.13 Insurance. The Parent has, and has caused all the Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Laws and all material agreements binding on each of them and their respective Property and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Parent and the Restricted Subsidiaries. With respect to insurance policies of the Parent and the Restricted Subsidiaries, the Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.14 Restriction on Liens. Neither the Parent nor any of the Restricted Subsidiaries is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.15 Subsidiaries.

(a) Except as set forth on Schedule 7.15, as of the Third Amendment Effective Date, the Parent has no Subsidiaries and each Restricted Subsidiary is a Wholly-Owned Subsidiary. Neither the Parent nor any Restricted Subsidiary has any Foreign Subsidiaries (other than any Subsidiary that is organized under the laws of Canada or any province or territory thereof). Schedule 7.15 identifies each Unrestricted Subsidiary other than Subsidiaries of Unrestricted Subsidiaries as of the Third Amendment Effective date.

(b) The amount and type of the authorized Equity Interests of each of the Persons listed on Schedule 7.15 are accurately described thereon as of the Third Amendment Effective Date, and all such Equity Interests that are issued and outstanding as of the Third Amendment Effective Date have been validly issued and are fully paid and nonassessable and are owned by and issued to the Person listed as their owner on Schedule 7.15. The Borrower and each Guarantor have good and marketable title to all the Equity Interests of the Subsidiaries issued to it, free and clear of all Liens other than (i) Liens contemplated by the Security Instruments and

(ii) Excepted Liens described in clause (a) or (l) of the definition thereof, and all such Equity Interests have been duly and validly issued and are fully paid and nonassessable (except to the extent general partnership interests are assessable under applicable law).

(c) The amount and type of the authorized Equity Interests of the Parent as of the Third Amendment Effective Date are accurately described in all material respects on Schedule 7.15. As of the Third Amendment Effective Date, after giving effect to the exercise of all securities convertible into common units, warrants, options and other rights to purchase common units, the number of fully diluted common units of the Parent is 31,120,292.

Section 7.16 Location of Business and Offices. The Parent’s jurisdiction of organization is Delaware; the name of the Parent as listed in the public records of Delaware is Atlas Energy Group, LLC; and the organizational identification number and taxpayer identification number of the Parent in Delaware are 5051545 and 45-3741247 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(j) in accordance with Section 12.01). The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of Delaware is New Atlas Holdings, LLC; and the organizational identification number and taxpayer identification number of the Borrower in Delaware are 5687273 and 47-3035347 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(j) in accordance with Section 12.01). The Borrower’s and the Parent’s respective principal places of business and chief executive offices are located at the addresses specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01 (j) and Section 12.01 (c)). Each Restricted Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, taxpayer identification number in its jurisdiction of incorporation and each other jurisdiction in which the nature of its business requires it to maintain its qualification to do business in such jurisdiction and the location of its principal place of business and chief executive office (other than with respect to the Borrower) is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01 (j)).

Section 7.17 Properties; Titles, etc.

(a) Subject to Immaterial Title Deficiencies, each Loan Party specified as the owner had, as of the date evaluated in the most recently delivered Reserve Report (if any), direct, good and defensible title as owner of a fee or leasehold interest to the Oil and Gas Properties evaluated in such Reserve Report free and clear of Liens except Excepted Liens and Liens securing the Indebtedness. Each Loan Party has good title to all personal Properties owned by it free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, each Loan Party specified as the owner of Hydrocarbon Interests in the most recently delivered Reserve Report (if any) owned, as of the date evaluated in such Reserve Report, the net interests in production attributable to the Hydrocarbon Interests reflected in such Reserve Report, and the ownership (whether in fee or by leasehold) of such Properties shall not in any material respect obligate the Parent or any Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in such Reserve Report that is not offset by a corresponding proportionate increase in such Loan Party’s net revenue interest in such Property other than as reflected in such Reserve Report. All information contained in the most recently delivered Reserve Report (if any) is true and correct in all material respects as of the date to which such Reserve Report relates.

(b) All material leases and agreements necessary for the conduct of the business of the Parent and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, except as in each case could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Parent and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Parent and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as their business has been conducted prior to the date hereof.

(d) All of the Properties of the Parent and the Restricted Subsidiaries which are reasonably necessary for the material operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e) The Parent and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Parent and each such Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent and the Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Parent and the Restricted Subsidiaries have been and are maintained, operated and developed in a good and workmanlike manner and in conformity with all Laws and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, (a) no Oil and Gas Property owned (whether in fee or by leasehold) by any Loan Party is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties owned (whether in fee or by leasehold) by any

Loan Party (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Law, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Loan Party that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by any Loan Party, in a manner consistent with such Loan Party’s past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect).

Section 7.19 Gas Imbalances. With respect to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report after the date hereof (if any), except as thereafter disclosed in writing by the Borrower to the Administrative Agent, on a net basis there are no gas imbalances or other prepayments made to the Parent or any Restricted Subsidiary with respect to such Oil and Gas Properties that would require the Parent or any Restricted Subsidiary to deliver and transfer at some time in the future ownership of volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $5,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons.

Section 7.20 Marketing of Production. Except as disclosed in writing by the Borrower to the Administrative Agent, in each case as included in the most recently delivered Reserve Report (with respect to all of which contracts each of the Parent and the Borrower represents that it or the Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity except as disclosed in Schedule 7.20 or the most recently delivered Reserve Report), no agreements exist which are not cancelable by the Parent or a Restricted Subsidiary on 60 days’ notice or less without penalty to the Parent or a Restricted Subsidiary or detriment for the sale of production from the Parent’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six months from the Effective Date (in the case of Schedule 7.20) or the most recently delivered Reserve Report (in the case of each other such agreement).

Section 7.21 Swap Agreements. Each report required to be delivered by the Parent pursuant to Section 8.01 (d), sets forth, a true and complete list of all Swap Agreements of the Parent and each Restricted Subsidiary, the type, term, effective date, termination date and notional amounts or volumes and the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.22 Solvency. The Parent and its Restricted Subsidiaries, taken as a whole, are, and immediately after giving effect to the Transactions (including the incurrence of all Indebtedness hereunder) and the extension of the Maturity Date pursuant to Section 2.06, will be, Solvent.

Section 7.23 Foreign Corrupt Practices. Neither the Parent nor any of its Subsidiaries, nor, to the knowledge of the Parent or the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. To the knowledge of the Parent and the Borrower, the Parent, the Restricted Subsidiaries, the SPV Subsidiaries and the Unrestricted Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA.

Section 7.24 OFAC. Neither the Parent nor any of its Subsidiaries, nor, to the knowledge of the Parent or the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is currently subject to any material United States sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person known to the Parent or the Borrower to be currently subject to any United States sanctions administered by OFAC.

Section 7.25 Security. Except as otherwise expressly contemplated hereby or under any other Loan Documents, the provisions of the Security Instruments and any other documents and instruments necessary to satisfy the Collateral requirements under this Agreement and the Security Instruments, together with such filings and other actions required to be taken hereby or by the applicable Security Instruments, are effective to create in favor of the Administrative Agent for the benefit of the Secured Creditors, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein subject to the Excepted Liens and Liens permitted by Section 9.03.

ARTICLE VIII

Affirmative Covenants

From the Effective Date and until the principal of and interest on each Loan and all fees due and payable hereunder have been paid in full, and all other amounts due and payable under the Loan Documents (other than (i) contingent obligations for which no claim has been made and (ii) guarantee obligations with respect to Secured Swap Agreements) have been paid in full, the Parent and the Borrower covenant and agree with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Parent will furnish to the Administrative Agent for delivery to each Lender:

(a) Annual Financial Statements. As soon as available and not later than 100 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of income, members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (with an unqualified opinion as to “going concern” and without any qualification or exception as to the scope of such audit (except for a “going concern” qualification or statement that is due solely to impending debt maturities occurring within 12 months of such audit or the impending breach of any financial covenant set forth in Section 9.01) ~~or incorporated herein pursuant to Section 9.23)~~ to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, to be accompanied by management’s discussion and analysis of financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis for such fiscal year.

(b) Quarterly Financial Statements. As soon as available and not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of income, members’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, to be accompanied by management’s discussion and analysis of financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis for such fiscal quarter.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a compliance certificate of a Financial Officer of the Borrower in substantially the form of Exhibit D-1 hereto certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and setting forth reasonably detailed calculations demonstrating compliance with Section 9.01. Each such certificate (including the financial statements and calculations delivered with such certificate) shall include reasonably detailed information regarding all cash dividends and distributions received by the Parent and any Restricted Subsidiary from Persons other than Restricted Subsidiaries which were included in the calculations of the ratios that are the subject of Section 9.01 hereof (which information shall include a reconciliation of the Parent’s calculation of EBITDA versus the calculation of Consolidated Net Income in accordance with GAAP);

(d) Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of financial statements under Section 8.01(a) or Section 8.01(b), if any Swap Agreements are outstanding, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Parent and each Restricted Subsidiary, the material terms thereof, the net mark-to-market value therefor, any new credit support agreements relating thereto not listed in the certificate delivered to the Administrative Agent pursuant to Section 6.01 (q), any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e) Certificate of Insurer – Insurance Coverage. Within 30 days following the reasonable request by the Administrative Agent, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.06, in form and substance reasonably satisfactory to the Administrative Agent, and, if also reasonably requested by the Administrative Agent, all copies of the applicable policies.

(f) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be. Documents required to be delivered pursuant to Section 8.01(a) and Section 8.01(b) and this Section 8.01(f) may be delivered electronically and shall be deemed to have been delivered on the date on which the Parent or the Borrower posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(g) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any notice of any breach, default, violation, demand, or any other material event furnished to or by any Person pursuant to the terms of any indenture, loan or credit or other similar agreement representing Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(h) Lists of Purchasers. Promptly upon written request of the Administrative Agent at any time after the delivery of a Reserve Report hereunder, a list of Persons purchasing Hydrocarbons from the Parent or any Restricted Subsidiary accounting for at least 85% of the revenues resulting from the sale of all Hydrocarbons in the one-year period (or such shorter period that the Parent or any Restricted Subsidiary has been generating revenues from the sale of Hydrocarbons) prior to the “as of” date of the Reserve Report most recently delivered.

(i) Notice of Casualty Events. Prompt written notice, and in any event within three (3) Business Days, after the Borrower obtains knowledge thereof, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(j) Information Regarding the Parent and the Restricted Subsidiaries. Prompt written notice (and in any event within ten (10) Business Days thereof) of any change (i) in the Parent’s or any Restricted Subsidiary’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Parent’s or any Restricted Subsidiary’s chief executive office or principal place of business, (iii) in any Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Parent’s or any Restricted Subsidiary’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Parent’s or any Restricted Subsidiary’s federal taxpayer identification number.

(k) Production Report and Lease Operating Statements. Promptly upon written request of the Administrative Agent, a report setting forth, for the current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) from the Oil and Gas Properties owned (whether in fee or by leasehold) by any Loan Party, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred.

(l) Notices of Certain Changes. Except as otherwise provided herein or in the other Loan Documents, promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Parent or any Restricted Subsidiary.

(m) Certificate of Financial Officer – Consolidating Information. If at any time, there exist any Unrestricted Subsidiaries of the Parent, then concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Unrestricted Subsidiaries and the eliminating entries, in such form as is reasonably acceptable to the Administrative Agent.

(n) Financial Plan. As soon as available, in any event not later than 120 days after the beginning of each fiscal year ending after the Effective Date, a consolidated financial plan for Parent and its Restricted Subsidiaries.

(o) Other Requested Information. Promptly following any request therefor, such other information regarding the Titan Energy Units and the operations, business affairs and financial condition of the Parent, any Restricted Subsidiary or any ERISA Affiliate (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default or Event of Default.

(b) the filing or commencement of any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Parent or any Restricted Subsidiary not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined, could reasonably be expected to result in liability in excess of $5,000,000.

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent, the Restricted Subsidiaries or any ERISA Affiliate in an aggregate amount exceeding $2,500,000.

(d) With five (5) days’ prior notice, (i) any existing Collateral constituting or (ii) the acquisition of Collateral that will constitute “margin stock” under any of the regulations of the Board, including Regulations T, U and X.

(e) any other event, development or circumstance that results in, or could reasonably be expected to result in (either individually or together with any other event, development or circumstance), a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event, development or circumstance requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Parent will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which the nature of the business conducted by it requires such qualification, except (other than with respect to the legal existence of the Loan Parties) where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04 Payment of Obligations. The Parent will, and will cause each Restricted Subsidiary to, pay its obligations (other than obligations in respect of Debt or Swap Agreements, as to which Section 10.01 (f) shall apply), including tax liabilities of the Parent and all of the Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Parent or any Restricted Subsidiary in excess of $5,000,000 in the aggregate.

Section 8.05 Operation and Maintenance of Properties. The Parent, at its own expense, will, and will cause each Restricted Subsidiary to, except to the extent any failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Laws, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities, except to the extent a portion of such Property is no longer capable of producing Hydrocarbons in economically reasonable amounts; provided that the foregoing shall not prohibit any sale of any assets permitted by Section 9.11.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, and expenses accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

(e) to the extent any Loan Party is not the operator of any Property, use commercially reasonable efforts to cause the operator thereof to comply with this Section 8.05.

Section 8.06 Insurance. The Parent will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. With respect to insurance policies of the Parent and the Restricted Subsidiaries, the loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent for the benefit of the Secured Creditors as “additional insured” and loss payee and/or mortgagee, as the case may be, and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation of any such insurance policy or policies to the Administrative Agent.

Section 8.07 Books and Records; Inspection Rights. The Parent will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its assets, business and activities. The Parent will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties (accompanied by a representative of the Parent), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower shall be given the opportunity to participate in such discussions), all at such reasonable times during normal business hours and as often as reasonably requested.

Section 8.08 Compliance with Laws. The Parent will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations, orders, writs, injunctions and decrees of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.09 Environmental Matters.

(a) Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Parent and the Borrower shall at their sole expense: (i) comply, and shall cause their respective Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all Environmental Laws; (ii) not Release or threaten to Release, and shall cause each Restricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Parent’s or the Restricted Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Parent’s or any of the Restricted Subsidiaries’ operations except in compliance with Environmental Laws; (iii) timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, all environmental permits, if any, required under Environmental Laws to be obtained or filed in connection with the operation or use of the Parent’s or the Restricted Subsidiaries’ Properties; (iv) promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Parent’s or the Restricted Subsidiaries’ Properties; (v) conduct, and cause the Restricted Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for any Environmental Claim; and (vi) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Parent’s and the Restricted Subsidiaries’ obligations under this Section 8.09 are timely and fully satisfied.

(b) The Parent or the Borrower will promptly, but in no event later than five (5) Business Days after the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any Environmental Claim against the Parent or the Restricted Subsidiaries or their Properties of which the Parent or the Borrower has knowledge in connection with any Environmental Laws if the Parent or the Borrower could reasonably anticipate that such Environmental Claim will result in liability (whether individually or in the aggregate) of greater than $5,000,000 in excess of the amount covered by insurance.

(c) The Parent will, and will cause each Restricted Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Section 8.10 Further Assurances.

(a) The Parent at its expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, if any, or to further evidence and more fully describe the Collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b) Each of the Parent and the Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) The Parent shall cause Titan Energy to at all times be a party to a Registration Rights Agreement with respect to the Titan Energy Units, with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

Section 8.11 Reserve Reports.

(a) Beginning on the date that is the later of (i) six (6) months after the acquisition by a Loan Party of any Oil and Gas Property and (ii) October 1 of the year in which a Loan Party acquires an Oil and Gas Property, and thereafter on April 1 and October 1 of each following year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report to the extent that a Loan Party owns Oil and Gas Property as of such date. Any Reserve Report to be delivered on or before April 1 of each year shall be prepared as of December 31 of the prior year. Any Reserve Report to be delivered on or before October 1 of each year shall be prepared as of June 30 of that year. Each Reserve Report prepared as of December 31 of each year shall be prepared by one or more Approved Petroleum Engineers. Any other Reserve Reports shall be prepared by or under the supervision of the chief engineer of the Borrower and substantially in accordance with the procedures used in the preceding Reserve Report prepared as of December 31 (if any). Each Reserve Report prepared by or under the supervision of the chief engineer of the Borrower shall be certified by the chief engineer to be true and accurate in all material respects and to have been prepared substantially in accordance with the procedures used in the immediately preceding Reserve Report prepared as of December 31 (if any). Each Reserve Report shall identify which Loan Party owns (whether in fee or by leasehold) each Oil and Gas Property included in such Reserve Report and no Reserve Report shall evaluate any Oil and Gas Property other than those directly owned (whether in fee or by leasehold) by a Loan Party.

(b) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate substantially in the form of Exhibit F from a Responsible Officer certifying that, to the best of such Responsible Officer’s knowledge: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, except that with respect to the projections in the Reserve Report, such Responsible Officer only represents that such projections were prepared in accordance with SEC regulations, (ii) the representations and warranties contained in Section 7.17(a) remain true and correct in all material respects as of the date of such certificate, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances or other prepayments made to the Parent or any Restricted Subsidiary with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Parent or any Restricted Subsidiary to deliver and transfer ownership at some future time of volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $5,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons, (iv) none of the Oil and Gas Properties of the Loan Parties have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which exhibit shall list all of the Oil and Gas Properties so sold in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower would have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and (vi) attached to the certificate is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the value of all Oil and Gas Properties evaluated in such Reserve Report as of the date of the certificate that the value of such Mortgaged Properties represent.

Section 8.12 [Intentionally Omitted].

Section 1.13 Title Information.

(a) The Borrower shall, at all times during the term of this Agreement that any Loan Party owns any Oil and Gas Property after the delivery of the initial Reserve Report hereunder (if any), make available for review by the Administrative Agent and the Lenders at the chief executive office of the Borrower (or such other location as the Borrower may reasonably select) during normal business hours upon reasonable advance notice to the Borrower, title information reasonably requested by the Administrative Agent covering the Oil and Gas Properties evaluated in the most recently delivered Reserve Report.

(b) In connection with the delivery of each Reserve Report required by Section 8.11(a), the Parent and the Borrower shall take all commercially reasonable efforts to ensure that the Administrative Agent shall have received or have been provided reasonable access to, on or prior to the date such Reserve Report is required to be delivered pursuant to Section 8.11(a), title information (reasonably satisfactory to the Administrative Agent) as the Administrative Agent may reasonably require with respect to any Oil and Gas Properties evaluated in such Reserve Report so that the Administrative Agent shall have received, together with title information previously reviewed by the Administrative Agent, the Minimum Title Information.

(c) If the Parent and the Borrower has provided or made reasonably available title information for Properties under Section 8.13 (a) or Section 8.13(b), the Parent and the Borrower shall, within 90 days of notice from the Administrative Agent that the Administrative Agent has reasonably determined that title defects, exceptions or omissions (other than Excepted Liens (subject to the provisos at the end of such definition) and Immaterial Title Deficiencies) exist with respect to such Properties, either (i) cure any such title defects, exceptions or omissions (including defects or exceptions as to priority), (ii) substitute any Mortgaged Properties determined by the Administrative Agent as suffering from title defects, exceptions or omissions (other than Excepted Liens (subject to the provisos at the end of such definition) and Immaterial Title Deficiencies) with other Properties with no title defects, exceptions or omissions except for Immaterial Title Deficiencies and Excepted Liens (subject to the provisos at the end of such definition) having at least an equivalent value to the substituted Properties as determined in the most recent Reserve Report, and subject such Properties to properly valid and perfected first priority Mortgages, or (iii) deliver title information in form and substance reasonably satisfactory to the Administrative Agent with respect to other Oil and Gas Properties so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, the Minimum Title Information with respect to Oil and Gas Properties evaluated in the most recently delivered Reserve Report (and other Oil and Gas Properties constituting new Mortgaged Properties pursuant to the foregoing clause (ii)) free from such title defects, exceptions or omissions (other than Excepted Liens (subject to the provisos at the end of such definition) and Immaterial Title Deficiencies).

Section 8.14 Additional Collateral; Additional Guarantors.

(a) In connection with each delivery of a Reserve Report hereunder, the Borrower shall review such Reserve Report and the Oil and Gas Properties subject to a Mortgage as of the date of such Reserve Report. If the aggregate Present Value of the Loan Parties’ Proved Reserves subject to a valid, perfected and first-priority Mortgage is less than the Required Mortgage Value, then the Parent and the Borrower shall, and shall cause the Restricted Subsidiaries to, grant within 30 days of the delivery of the most recent Reserve Report to the Administrative Agent as security for the Indebtedness a valid, perfected and first-priority Lien on additional Oil and Gas Properties constituting Proved Reserves to the extent necessary to cause the aggregate Present Value of the Oil and Gas Properties subject to a valid, perfected and Mortgage (subject in priority only to certain customary exceptions) to equal or exceed the Required Mortgage Value (provided that Excepted Liens of the type described in clauses (a) to (d), (f) and (l) of the definition thereof may exist on such Mortgage Properties, but subject to the provisos at the end of such definition). All such Liens will be created and perfected by and in accordance with the provisions of Mortgages or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent. Any Restricted Subsidiary that creates a Lien on its Oil and Gas Properties shall become a Guarantor in accordance with Section 8.14(b).

(b) The Parent and the Borrower shall promptly cause each Material Subsidiary formed or acquired after the Effective Date (and each Restricted Subsidiary that subjects an Oil and Gas Property to a Mortgage pursuant to Section 8.14(a)) to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Parent and the Borrower shall (i) cause such Subsidiary to (A) execute and deliver a Joinder Agreement pursuant to which such Subsidiary becomes a party to the Guaranty Agreement and becomes a Guarantor, and (B) execute and deliver a Joinder Agreement pursuant to which such Subsidiary becomes a party to the Security Agreement and grants a valid, perfected first-priority security interest (provided that Excepted Liens of the type described in clause (l) of the definition thereof may exist) in substantially all of its personal Property to the extent required by the Security Agreement and each other applicable Security Instrument (including the filing of financing statements), and (ii) execute and deliver (or, if the direct parent of such Subsidiary is not the Parent or the Borrower, cause such Subsidiary’s direct parent to execute and deliver) a Security Agreement Supplement pursuant to which the applicable Loan Party will grant a valid, perfected and first-priority security interest (provided that Excepted Liens of the type described in clause (l) of the definition thereof may exist) in all of the Equity Interests in such Subsidiary (and will, without limitation, deliver original certificates (if any) evidencing the Equity Interests of such Subsidiary, together with undated stock powers (or the equivalent for any such Subsidiary that is not a corporation) for each certificate duly executed in blank by the registered owner thereof) to the Administrative Agent (provided that, in the event that the direct parent of such Subsidiary is not a Guarantor, the requirements in this Section 8.14(b) shall also apply to (and with respect to the Equity Interests in) such Subsidiary’s parent).

(c) In the event that any Loan Party acquires any material Property (other than any Oil and Gas Property and any Property in which a security interest is automatically created under the Security Agreement or other pre-existing Security Instrument) after the Effective Date, the Parent and the Borrower shall, or shall cause such other Loan Party to, give the Administrative Agent prompt written notice thereof and execute and deliver any Security Instruments reasonably required by the Administrative Agent in order to create a valid, perfected and first-priority security interest and Lien therein to the extent required by the applicable Security Instruments (provided that Excepted Liens of the type described in clause (l) of the definition thereof may exist).

(d) In furtherance of the foregoing in this Section 8.14, each Loan Party (including any newly created or acquired Material Subsidiary and any other Restricted Subsidiary referred to in Section 8.14(a)) shall execute and deliver (or otherwise provide, as applicable) to the Administrative Agent such other additional Security Instruments, documents, certificates, legal opinions, title insurance policies, surveys, abstracts, appraisals, environmental assessments, flood information and/or flood insurance policies, in each case as may be reasonably requested by the Administrative Agent and as reasonably satisfactory to the Administrative Agent.

Notwithstanding anything to the contrary herein or in any other Loan Documents, the SPV Subsidiaries shall not be required to guarantee the Indebtedness pursuant to this Agreement or any other Loan Document and shall not be required to become Guarantors hereunder.

Section 8.15 ERISA Compliance. The Parent will promptly furnish and will cause the Restricted Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (b) promptly upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Restricted Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Parent, the Restricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (c) promptly upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Parent will, and will cause each Restricted Subsidiary and ERISA Affiliate to, except to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code and of section 302 of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.16 Unrestricted Subsidiaries. The Parent and the Borrower:

(a) will cause the management, business and affairs of each of the Parent and its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Parent and the Restricted Subsidiaries; provided that the foregoing will not prohibit payments under expense sharing agreements with such Unrestricted Subsidiaries which are consistent with past practices and/or required by any applicable Governmental Authority.

(b) will not, and will not permit any of the Restricted Subsidiaries to, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries except in accordance with Section 9.05(g).

(c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in the Parent, the Borrower, any Restricted Subsidiary or Titan Energy or any Subsidiary thereof; provided that, notwithstanding anything to the contrary herein, Titan Energy shall be permitted to hold Equity Interests in its Subsidiaries.

Section 8.17 Use of Proceeds. The Borrower shall use the proceeds of the Loans only (i) to Refinance the outstanding Debt under the Existing Credit Agreement and (ii) to pay the fees, expenses and costs of the Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, (x) for any purpose that would violate any of the regulations of the Board, including Regulations T, U and X or (y) to finance the purchase or carry of margin stock (within the meaning of Regulation T, U or X of the Board). If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form FR U-1, Form FR G-3 or such other form referred to in Regulations T, U and X of the Board, as the case may be.

Section 8.18 Distributions. The Borrower shall receive (a) distributions from AGP GP and (b) so long as Atlas Lightfoot is a Subsidiary of the Parent, Atlas Lightfoot shall receive distributions from Lightfoot Capital Partners GP, LLC, in each case, with respect to each quarter ending after the Third Amendment Effective Date, beginning with the fiscal quarter ending as of March 31, 2016.

ARTICLE IX

Negative Covenants

From the Effective Date and until the principal of and interest on the Loans and all fees due and payable hereunder have been paid in full, and all other amounts due and payable under the Loan Documents (other than (i) contingent obligations for which no claim has been made and (ii) guarantee obligations respect to Secured Swap Agreements) have been paid in full, the Parent and the Borrower covenant and agree with the Lenders that:

Section 9.01 Financial Covenant. The Parent will not permit EBITDA for the twelve month period ending as of the last day of any fiscal quarter, beginning with the fiscal quarter ending June 30, 2016, to be less than $2,000,000.

Section 9.02 Debt. The Parent will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Indebtedness arising under the Loan Documents and Secured Swap Agreements or any guaranty of or suretyship arrangement for the Indebtedness arising under the Loan Documents or any Secured Swap Agreement; and (ii) the Debt arising the Second Lien Loan Documents or any guaranty of or suretyship arrangement for the Indebtedness arising under the Second Lien Loan Documents.

(b) Debt of the Parent and the Restricted Subsidiaries existing on the Effective Date that is reflected on Schedule 9.02 and any refinancings, refundings, replacements, renewals and extensions thereof that do not increase the then outstanding principal amount thereof (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing); provided that all such Debt of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Indebtedness on terms reasonably satisfactory to the Administrative Agent.

(c) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(d) Debt under Capital Leases or Purchase Money Debt not to exceed $1,000,000 in the aggregate at any time outstanding.

(e) Debt associated with worker’s compensation claims, performance, bid, appeal, surety or similar bonds or surety obligations required by Law or third parties in connection with the operation of the Loan Parties’ Properties and otherwise in the ordinary course of business.

(f) intercompany Debt between the Borrower and any other Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries except pursuant to the Loan Documents, and, provided further, that any such Debt owed by any Loan Party to a Restricted Subsidiary that is not a Loan Party shall be subordinated to the Indebtedness on terms reasonably satisfactory to the Administrative Agent.

(g) Debt resulting from the endorsement of negotiable instruments in the ordinary course of business or arising from the honoring of a check, draft or similar instrument presented by the Parent or any Restricted Subsidiary in the ordinary course of business against insufficient funds.

(h) Debt (other than Debt for borrowed money) arising from judgments or orders in circumstances not constituting an Event of Default.

(i) Debt of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower or any other Restricted Subsidiary, or is merged or consolidated with or into the Borrower or any Restricted Subsidiary, in a transaction permitted by this Agreement, and extensions, renewals, Refinancings, refundings and replacements of any such Debt that do not increase the outstanding principal amount thereof (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing), provided that (i) such Debt (other than any such extension, renewal, refinancing, refunding or replacement) exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of such event, (ii) neither the Parent nor any of the Restricted Subsidiaries shall be liable for such Debt, (iii) the Parent is in Pro Forma Compliance with the financial covenants contained in Section 9.01, (iv) the principal amount of such Debt does not exceed $1,000,000 in the aggregate at any time outstanding, and (v) any such Debt has a maturity date not sooner than 180 days after the Maturity Date.

(j) Debt incurred by the entering into of any guarantee of or into another contingent obligation with respect to, other Debt or other liability of any other Person (other than another Loan Party) to the extent such Debt is permitted under Section 9.05.

(k) Obligations in respect of Swap Agreements (other than Secured Swap Agreements) that are not prohibited under Section 9.17 ~~(l) unsecured Debt of the Parent owing to ARP which is incurred after the Effective Date in a principal amount necessary to consummate the Specified Transaction; provided that such Debt is non-recourse to any party other than the Parent.~~

Section 9.03 Liens. The Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Indebtedness.

(b) Excepted Liens and Immaterial Title Deficiencies.

(c) Liens securing Capital Leases and Purchase Money Debt permitted by Section 9.02(d) but only on the Property that is the subject of such Capital Lease or Purchase Money Debt and on other Property reasonably related thereto.

(d) Liens in existence on the Effective Date listed on Schedule 9.03, securing Debt permitted by Section 9.02(b) or other obligations (not constituting Debt) of the Parent and the Restricted Subsidiaries, provided that (i) no such Lien is spread to cover any additional property after the Effective Date (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien (without any modification thereof after the Effective Date)) and (ii) to the extent such Liens secure Debt, the amount of Debt secured thereby is not increased except (A) as permitted by Section 9.02(b) and (B) pursuant to the instrument creating such Lien (without any modification thereof after the Effective Date).

(e) Liens existing on any asset of any Person at the time such asset is acquired or at the time such Person becomes a Restricted Subsidiary, or is merged or consolidated with or into the Borrower or any Restricted Subsidiary, in a transaction permitted by this Agreement, provided that (i) such Liens shall not be created in contemplation of such event, (ii) such Liens do not at any time encumber any property other than such asset and (iii) such Liens may secure extensions, renewals, Refinancings, refundings and replacements of any Debt of such Person permitted under Section 9.02(i).

(f) Liens on Property (and proceeds thereof) securing (A) the Borrower’s or any Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of the Borrower or such Restricted Subsidiary, as applicable, to facilitate the purchase, shipment or storage of Property or (B) reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for Property; provided that the aggregate amount of obligations secured by Liens permitted under this Section 9.03(f) shall not exceed $1,000,000 at any time outstanding.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 9.03 (other than Liens securing the Indebtedness, Immaterial Title Deficiencies and Excepted Liens) may at any time attach to (x) any Titan Energy Units owned by the Parent or any Restricted Subsidiary or (y) any Oil and Gas Properties directly owned (whether in fee or by leasehold) by the Parent or any Restricted Subsidiary and evaluated in the most recently delivered Reserve Report (if any).

Section 9.04 Restricted Payments. The Parent will not, and will not permit any of the Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as follows:

(a) the Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock).

(b) Atlas Lightfoot and wholly-owned Restricted Subsidiaries (other than the Borrower) may declare and pay dividends ratably with respect to their Equity Interests.

(c) any Restricted Subsidiary (other than the Borrower) may make Restricted Payments to the Borrower or any other Loan Party (other than the Parent).

(d) the Parent may make Restricted Payments pursuant to and in connection with stock option plans or other benefit plans or arrangements for directors, management, employees or consultants of the Parent and the Restricted Subsidiaries; provided that the amount of Restricted Payments in cash under this clause (d) shall not exceed $500,000 during any fiscal year.

(e) the Borrower may make Restricted Payments to the Parent to enable the Parent to make Restricted Payments permitted by Section 9.04(d) so long as (i) the conditions to the Restricted Payments by the Parent set forth in Section 9.04(d) have been satisfied and (ii) the proceeds of such Restricted Payments are promptly applied by the Parent to make Restricted Payments permitted by Section 9.04(d).

(f) the Borrower may make dividends and other distributions to Parent for the purpose of paying (i) expenses consisting of audit, accounting and legal fees and expenses and other expenses required to maintain its corporate existence, and (ii) to pay any customary and reasonable general corporate operating and overhead costs and expenses; provided that in each case no Event of Default under Section 10.01(a), (b), (g), (h) or (i) has occurred and is continuing or will result therefrom.

(g) repurchases of Equity Interests solely to the extent required to consummate the Specified Transaction.

(h) the Borrower may repurchase (or make Restricted Payments to the Parent to enable it to repurchase) Equity Interests upon the exercise of options or warrants or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represents all or portion of the exercise price of such options or warrants or other securities as part of a “cashless” exercise.

Section 9.05 Investments, Loans and Advances. The Parent will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments reflected in the financial statements referred to in Section 7.04(a) or which are disclosed to the Lenders in Schedule 9.05.

(b) accounts receivable and extensions of trade credit arising in the ordinary course of business.

(c) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof in each case maturing within one year from the date of creation thereof.

(d) commercial paper maturing within one year from the date of creation thereof rated no lower than A-2 or P-2 by S&P or Moody’s, respectively.

(e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports), and has a short term deposit rating of no lower than A-2 or P-2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f) purchases of the securities of money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g) Investments made after the Effective Date (i) by the Borrower in any Restricted Subsidiary of the Borrower which is a Guarantor, (ii) by any Restricted Subsidiary in the Borrower or any Guarantor (other than the Parent), (iii) by the Borrower or any other Restricted Subsidiary in Immaterial Subsidiaries in an aggregate amount at any time outstanding not to exceed $5,000,000, (iv) by the Borrower or any other Restricted Subsidiary in Unrestricted Subsidiaries in an aggregate amount at any time outstanding not to exceed $5,000,000 or (v) by the Parent in the Borrower and Titan Management; provided that any Investments in the form of intercompany loans constituting Debt of any Loan Party owed to a Subsidiary that is not a Loan Party shall be subordinated to the Indebtedness on terms satisfactory to the Administrative Agent.

(h) Investments in Titan Energy, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) after giving effect to such Investment, the Parent is in Pro Forma Compliance with the financial covenants set forth in Section 9.01 and (iii) any additional Titan Energy Units acquired by any Loan Party in connection with such Investment become Qualifying Titan Energy Units on the date of such Investment.

(i) Investments in stock, obligations or securities received upon the enforcement of any Lien in favor of the Borrower or any other Restricted Subsidiaries.

(j) non-hostile acquisitions of Equity Interests or assets constituting a business unit of any Person or any other Investment in or to any other Person, provided that: (i) immediately prior to and after giving effect to such acquisition, no Default or Event of Default exists or would result therefrom; (ii) such Person is principally engaged in a Permitted Business; (iii) after giving effect to such Investment, the Parent shall be in Pro Forma Compliance with the financial covenants set forth in Section 9.01; (iv) the aggregate amount of all such Investments made after the Effective Date shall not exceed $10,000,000 at any one time outstanding; (v) after giving effect to such acquisition, such Person (in the case of the acquisition of its Equity Interests) becomes a Restricted Subsidiary and, to the extent required hereunder, a Guarantor; and (vi) a first priority perfected Lien shall be granted to the Administrative Agent for the benefit of the Secured Creditors in such acquired assets or Equity Interests except to the extent such assets are subject to Liens permitted by Section 9.03(e).

(k) Investments permitted by Section 9.04 and Investments to the extent required to consummate the Specified Transaction.

(l) capital stock, promissory notes and other similar non-cash consideration received by the Borrower or any other Restricted Subsidiary in connection with any transaction permitted by Section 9.11.

(m) Investments in Swap Agreements relating to the business and finances of the Parent or any Restricted Subsidiary and not for purposes of speculation.

(n) Investments (including debt obligations and capital stock) received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of, and other disputes with, customers, suppliers and other Persons obligated to the Parent or any Restricted Subsidiary.

The foregoing notwithstanding, no Investment may be made in reliance on clauses (g) or (j) above if such Investment is funded, directly or indirectly, with the proceeds of any capital contributions to Parent or any of its Subsidiaries, or the purchases of Equity Interests from Parent or any of its Subsidiaries, made by any other Person.

Section 9.06 Nature of Business; International Operations; Foreign Subsidiaries. Neither the Parent nor any Restricted Subsidiary will engage in any business other than any Permitted Business. From and after the date hereof, the Parent and the Restricted Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States and Canada.

Section 9.07 Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 8.17.

Section 9.08 ERISA Compliance. The Parent and the Restricted Subsidiaries will not at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Parent, a Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code if either of which would have a Material Adverse Effect.

(b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any material liability of the Parent, a Restricted Subsidiary or any ERISA Affiliate to the PBGC.

(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent, a Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto if such failure could reasonably be expected to have a Material Adverse Effect.

(d) permit to occur, or allow any ERISA Affiliate to permit to occur, any failure to satisfy the minimum funding standards within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan in an amount which exceeds $5,000,000.

(e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Parent, a Restricted Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on an ongoing basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by more than $5,000,000. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(f) contribute to or assume a material obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume a material obligation to contribute to, any Multiemployer Plan.

(g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Parent or a Restricted Subsidiary or with respect to any ERISA Affiliate of the Parent or a Restricted Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on an ongoing basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by any amount in excess of $5,000,000.

(h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

(j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in a material increase in current liability such that the Parent, a Restricted Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 436(f) of the Code.

Section 9.09 Sale or Discount of Receivables. Except for receivables acquired or otherwise obtained by the Parent or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Parent nor any Restricted Subsidiary will discount or sell (with or without recourse) to any other Person that is not the Borrower or a Guarantor any of its notes receivable or accounts receivable.

Section 9.10 Mergers, etc. Neither the Parent nor any Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that:

(a) any Restricted Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving Person).

(b) any Restricted Subsidiary of the Parent (other than the Borrower) may participate in a consolidation with any other Restricted Subsidiary (other than the Borrower) (provided that if a party to such consolidation is a Guarantor or the surviving Person is a Material Subsidiary, then the survivor is either a Guarantor or becomes a Guarantor in accordance with Section 8.14(b) and if one of such Restricted Subsidiaries party to such consolidation is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary).

(c) any Restricted Subsidiary (other than the Borrower) may dispose of any or all of its assets (i) to the Borrower or any other Loan Party (other than the Parent) or (ii) pursuant to a disposition permitted by Section 9.11 (other than pursuant to clause (ii) of Section 9.11(d)).

(d) any Investment expressly permitted by Section 9.05 or disposition expressly permitted by Section 9.11 (other than pursuant to clause (ii) of Section 9.11(d)) may be structured as a consolidation (provided that (x) if any such consolidation involves the Borrower, the Borrower shall be the continuing or surviving Person and (y) subject to preceding clause (x), if any such consolidation involves a Guarantor and an Investment, such Guarantor shall be the continuing or surviving Person).

Section 9.11 Sale of Properties. The Parent will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property except for:

(a) the sale or transfer of equipment that is no longer necessary for the business of the Parent or such Restricted Subsidiary or is replaced by equipment of similar value and use.

(b) the sale, contribution or issuance of any Equity Interests in any Restricted Subsidiary to the Borrower or any other Loan Party.

(c) the sale or disposition of the assets of, or any Equity Interest in, any Immaterial Subsidiary that is not a Guarantor; provided that the aggregate fair market value of all such sales and dispositions since the Effective Date shall not exceed $15,000,000.

(d) dispositions permitted by (i) Section 9.09 and (ii) Section 9.10 (other than clause (ii) of Section 9.10(c) and Section 9.10(d)).

(e) dispositions of Investments made pursuant to Section 9.05(c), Section 9.05(d), Section 9.05(e), Section 9.05(f), and Section 9.05(n).

(f) dispositions of Property in connection with a sale-leaseback transaction as long as the Debt incurred in connection therewith is permitted by Section 9.02(d).

(g) sales or dispositions of less than all or substantially all of the Titan Energy Units owned by the Parent and the Restricted Subsidiaries that are expressly consented to in writing by the Administrative Agent and the Super Majority Lenders.

(h) the termination or other monetization of Swap Agreements in respect of commodities; provided that (i) the consideration received in respect of such Swap Agreement which is the subject of such termination or other monetization shall be equal to or greater than the fair market value thereof as reasonably determined by the Borrower (if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying to that effect), and (ii) no Default or Event of Default has occurred and is continuing or would result from such sale, disposition or termination, as applicable.

(i) other sales and dispositions of Properties (other than the Titan Energy Units) having an aggregate fair market value not greater than $10,000,000 during any 6-month period.

(j) disposition of the equity interests of Atlas Lightfoot (or all or substantially all of the assets of Atlas Lightfoot) on terms and conditions reasonably satisfactory to the Administrative Agent, and (ii) dispositions of assets solely to the extent required to consummate the Specified Transaction.

(k) dispositions of Property (including, without limitation, Titan Energy Units) to Persons other than Loan Parties not otherwise permitted under this Section 9.11; provided that (i) such Disposition is made at least for fair market value, and (ii) the Parent or such Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents.

Section 9.12 Environmental Matters. The Parent will not, and will not permit any Restricted Subsidiary to, cause or permit any of its Property to be in violation of or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property if such violations, Release or threatened Release, exposure or Remedial Work could reasonably be expected to have a Material Adverse Effect.

Section 9.13 Transactions with Affiliates. Other than the Specified Transaction and the transactions contemplated under the Loan Documents and the Second Lien Loan Documents, the Parent will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Parent) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, (i) if such transactions involve an amount less than $3,000,000, as represented in writing by the Parent, (ii) if such transactions involve an amount that is more than $3,000,000 and up to $5,000,000, as set forth in writing and have been approved by the board of directors of the Parent, including a majority of the disinterested directors and (iii) if such transactions involve an amount in excess of $5,000,000, have been (A) determined by a nationally recognized investment banking firm or other qualified independent appraiser (such firm or appraiser being (x) in the good faith determination of the Parent qualified to render such an opinion and (y) reasonably satisfactory to the Administrative Agent) to be fair, from a financial standpoint, to the Parent or the applicable Restricted Subsidiary and the Parent delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Parent from such firm or qualified appraiser that states that such transactions are on terms that are no less favorable to the Parent or applicable Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate or (B) approved by the Administrative Agent in writing.

Section 9.14 Subsidiaries. The Parent shall not, and shall not permit any Restricted Subsidiary to, create or acquire any additional Subsidiary or designate or redesignate a Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b). The Parent shall not, and shall not permit any Restricted Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.11. Neither the Parent nor any Restricted Subsidiary shall have any Foreign Subsidiaries (other than any Subsidiary that is organized under the laws of Canada or any province or territory thereof).

Section 9.15 Negative Pledge Agreements; Dividend Restrictions. The Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Secured Creditors or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any other Restricted Subsidiary, or which requires the consent of other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement, the Security Instruments or any of the Second Lien Loan Documents, (b) any leases or licenses or similar contracts as they affect any Property or Lien, (c) any restriction with respect to a Restricted Subsidiary (other than the Borrower) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Equity Interests or Property of such Restricted Subsidiary pending the closing of such sale or disposition, (d) customary provisions with respect to the distribution of Property in joint venture agreements,

(e) any agreements with respect to any Restricted Subsidiary acquired in a transaction permitted by Section 9.05 (in which case, any prohibition or limitation shall only be effective against the Property of such Restricted Subsidiary) and (f) any agreements governing Debt permitted by Section 9.02 incurred by the Parent or any Restricted Subsidiary.

Section 9.16 Gas Imbalances. The Parent shall not, nor shall it permit any of the Restricted Subsidiaries to, allow on a net basis, gas imbalances or other prepayments made to the Parent or any Restricted Subsidiary with respect to the Oil and Gas Properties of the Parent or any Restricted Subsidiary that would require the Parent or any Restricted Subsidiary to deliver and transfer ownership at some future time of volumes of their respective Hydrocarbons produced from such Oil and Gas Properties having an aggregate value (based on current prices) of more than $5,000,000 without receiving full payment therefore at the time of delivery of those Hydrocarbons.

Section 9.17 Swap Agreements. The Parent will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than:

(a) Swap Agreements listed in the certificate delivered pursuant to Section 6.01(p), and other Swap Agreements (other than purchase options) in respect of commodities entered into by the Borrower fixing prices on oil and/or gas expected to be produced by the Borrower and the Restricted Subsidiaries, provided that such Swap Agreements meet the following criteria:

(i) each such Swap Agreement shall be with an Approved Counterparty.

(ii) no such Swap Agreement shall be entered into by the Borrower for the benefit of another Person other than any Restricted Subsidiary.

(iii) each such Swap Agreement shall have a term not to exceed 60 months.

(iv) the notional volumes for each such Swap Agreement (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) shall not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated projected production from the Borrower’s and the other Loan Parties’ proved oil and gas reserves.

(b) Swap Agreements in respect of interest rates with an Approved Counterparty in the ordinary course of business and not for speculative purposes.

Section 9.18 Tax Status as Partnership and Disregarded Entity; Limited Liability Company Agreement. The Parent shall not alter its status as a partnership for United States federal income tax purposes and the Borrower shall not alter its status as a disregarded entity that is not treated as separate from the Parent for United States federal income tax purposes. The Parent shall not, and shall not permit any Restricted Subsidiary to, amend or modify any provision of any organizational document, or any agreements with Affiliates of the type referred to in Section 9.13, if such amendment or modification could reasonably be expected to have a Material Adverse Effect.

Section 9.19 Designation and Conversion of Unrestricted Subsidiaries.

(a) No Person shall become an Unrestricted Subsidiary hereunder unless designated as an Unrestricted Subsidiary on Schedule 7.15 as of the Effective Date or thereafter, in accordance with Section 9.19(b). Each Unrestricted Subsidiary as of the Effective Date is set forth on Schedule 7.15.

(b) After the Effective Date, the Parent may designate, by written notice to the Administrative Agent, any Restricted Subsidiary (other than the Borrower) as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, no Default exists or would exist, (ii) at the time of such designation it would be permitted to make an Investment in an Unrestricted Subsidiary under Section 9.05 in an amount equal to the fair market value as of the date of such designation of the Parent’s direct and indirect ownership interest in such Subsidiary and (iii) the Parent is in Pro Forma Compliance with the financial covenants set forth in Section 9.01. Except as provided in this Section 9.19(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, prior to and after giving effect to such designation, (i) the representations and warranties of the Parent and the Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date of designation as if made on and as of such date (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default exists or would exist, (iii) each of the Parent and the Borrower complies with the requirements of Section 8.14, Section 8.16 and Section 9.14 and (iv) the Parent shall be in compliance with the financial covenants set forth in Section 9.01. Any such designation shall be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Parent’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 9.05(g). Any Debt, or Liens on the Property, of any such Unrestricted Subsidiary (unless repaid or released at the time of such designation) shall be deemed an incurrence of Debt or Liens, as applicable, by a Restricted Subsidiary for purposes of Sections 9.02 and 9.03, as applicable.

Section 9.20 Change in Name, Location or Fiscal Year. The Parent shall not, and shall not permit any other Loan Party to, (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored (other than locations where the Parent or such Restricted Subsidiary is a lessee with respect to any oil and gas lease), or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the

Administrative Agent shall have received at least five (5) Business Days prior written notice of such change and any reasonable action requested by the Administrative Agent in connection therewith has been, or will be contemporaneously therewith, completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Creditors, in any Collateral), provided that, any new location shall be in the United States or Canada. The Parent shall not, and shall not permit any Restricted Subsidiary to, change its fiscal year which currently ends on December 31.

Section 9.21 The Parent. Notwithstanding anything herein to the contrary, the Parent shall not engage in any material operational business activities or own or hold any material assets or incur any Debt or Liens; provided that the following shall be permitted: (i) its ownership of the Equity Interests of the Borrower and Titan Management and activities incidental thereto, including, payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations as a Guarantor with respect to the Loan Documents, the Second Lien Loan Documents or any other documents relating to Debt permitted hereunder, (v) if applicable, participating in tax, accounting and other administrative matters as the holding company of the consolidated group of the Parent and its Subsidiaries, (vi) holding any cash or Cash Equivalents permitted by Section 9.05, (vii) making of any Restricted Payments or Investments permitted hereunder, (viii) providing indemnification to officers and directors, (ix) [reserved], (x) its ownership of the Equity Interests of AEC and the making of payments to AEC only to the extent those payments are necessary for AEC to fund any payments on behalf of Parent permitted by Section 9.22 , (xi) its ownership of intellectual Property rights and (xii) any activities incidental or reasonably related to the foregoing.

Section 9.22 SPV Subsidiaries Conduct of Business. Notwithstanding anything herein to the contrary,

(a) AEC shall not engage in any operational business activities or own or hold any assets or incur any Debt or Liens; provided that the following shall be permitted: (i) AEC’s ownership of the Equity Interests of AERS, (ii) paying expenses on behalf of Parent consisting of audit, accounting, and legal fees and expenses and other expenses required to maintain Parent’s corporate existence and to pay customary and reasonable general corporate and overhead costs of the Parent consistent with past practices, (iii) if applicable, participating in tax, accounting and other administrative matters as part of the consolidated group of the Parent and its Subsidiaries, and (iv) any activities directly incidental or reasonably directly related to the foregoing.

(b) AERS shall not engage in any operational business activities or own or hold any assets or incur any Debt or Liens; provided that the following shall be permitted: (i) acting as the pay-role entity for Titan Energy and its Subsidiaries consistent with its past provision of such services to ARP, (ii) if applicable, participating in tax, accounting and other administrative matters as part of the consolidated group of the Parent and its Subsidiaries, and (iii) any activities directly incidental or reasonably directly related to the foregoing.

(c) Parent will not, and will not permit any Restricted Subsidiary to (i) assume, guarantee or be or become liable for any Debt of any of the SPV Subsidiaries, or (ii) make any Investments in or payments to the SPV Subsidiaries other than pursuant to Section 9.22(a)(ii).

Section 9.23 [Reserved].

ARTICLE X

Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for payment or prepayment thereof or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of interest and fees payable under Section 3.02 and Section 3.05, respectively, five (5) Business Days, and (ii) in the case of any other fees, interest or other amounts (other than an amount referred to in Section 10.01(a)), five (5) Business Days after the earlier of (A) the day on which a Financial Officer first obtains knowledge of such failure and (B) the day on which written notice of such failure shall have been given to the Parent or the Borrower by the Administrative Agent.

(c) any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(d) the Parent or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 3.04(c)(i), Section 8.02(a), Section 8.03 (solely with respect to the legal existence of the Parent and the Borrower), Section 8.17 or in Article IX.

(e) the Parent or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01 (a), Section 10.01(b) and Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof from the Administrative Agent to the Borrower or the Parent or (ii) a Responsible Officer of the Borrower or the Parent otherwise becoming aware of such default.

(f) the Parent or any Restricted Subsidiary (i) fails to pay any principal in respect of any Debt or any amount owing under any Swap Agreement after the same has become due and payable and the aggregate amount remaining unpaid at any time exceeds $5,000,000, or (ii) fails to observe or perform (after applicable grace periods, if any) any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt or such Swap Agreement if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a counterparty of the Parent or any Restricted Subsidiary in respect of such Swap Agreement or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, principal of such Debt and amounts owing under such Swap Agreement exceeding $5,000,000 in the aggregate to become immediately due and payable .

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Restricted Subsidiary or any of their debts, or of a substantial part of any of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Restricted Subsidiary or for a substantial part of any of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered.

(h) the Parent or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Restricted Subsidiary or for a substantial part of any of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(i) the Parent or any Restricted Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due.

(j) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Parent, any of the Restricted Subsidiaries, or any combination thereof, and all such judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

(k) any provision of the Loan Documents (including, on and after the execution and delivery thereof, the Intercreditor Agreement) material to the rights and interests of the Administrative Agent, the Lenders or any other Secured Creditor shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Parent or any Restricted Subsidiary, or, in the case of the Intercreditor Agreement, against any other party thereto, or any provision of the Loan Documents shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any portion of the Collateral purported to be covered thereby that is material to the rights and interests of the Administrative Agent, the Lenders or any other Secured Creditor, except to the extent permitted by the terms of this Agreement, or the Parent or any Restricted Subsidiary shall so state in writing.

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(m) a Change of Control shall occur.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, or at the direction of the Majority Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, as if the payment of the Loans on such date were an optional or mandatory prepayment, accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents with respect thereto, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to the Lenders under the Loan Documents; and in case of an Event of Default described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and each Lender will have all other rights and remedies available to it or them at law and equity.

(c) All proceeds realized from the liquidation or other disposition of Collateral and all amounts otherwise received on account of the obligations hereunder after the occurrence of an Event of Default or the Termination Date, whether by acceleration or otherwise, shall be applied:

(i) first, to reimburse expenses and indemnities provided for in this Agreement and the Security Instruments;

(ii) second, to pay fees, including, without limitation, the Administrative Agent Fee;

(iii) third, to pay accrued and unpaid interest on the Loans payable to the Lenders, ratably among them in proportion to the amounts described in this clause (iii);

(iv) fourth, (1) to pay outstanding principal of the Loans payable to the Lenders and (2) to pay the Swap Termination Value of the Secured Swap Counterparties under the Secured Swap Agreements, as provided in the applicable Intercreditor Agreement; and

(v) fifth, to pay any other Indebtedness; and any excess shall be paid to the Borrower or as otherwise required by any Law.

(d) Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation set forth in the preceding sentence.

ARTICLE XI

The Administrative Agent

Section 11.01 Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby irrevocably (subject to Section 11.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent, any syndication agent or documentation agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 11.02 Delegation of Duties. The Administrative Agent may execute any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such agent or attorney in fact.

Section 11.03 Default; Collateral.

(a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that the Majority Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders; and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent shall have received instructions from the Majority Lenders or the Lenders, as the case may be. All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent and any suit or proceeding instituted by the Administrative Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders (and, with respect to the Secured Swap Agreements, the Administrative Agent and Affiliates of the Lender or of the Administrative Agent, if applicable) subject to the expenses of the Administrative Agent. In actions with respect to any Property of the Parent or any Restricted Subsidiary, the Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of the Loan Parties to the Indebtedness shall be construed as being for the ratable benefit of each Lender (and, with respect to the Secured Swap Agreements, the Administrative Agent and Affiliates of the Lender or of the Administrative Agent, if applicable).

(b) Each Lender authorizes and directs the Administrative Agent to enter into the Security Instruments on behalf of and for the benefit of the Lenders (or if previously entered into, hereby ratifies the Administrative Agent’s (or any predecessor administrative agent’s) previously entering into such agreements and Security Instruments).

(c) Except to the extent unanimity (or other percentage set forth in Section 12.02) is required hereunder, each Lender agrees that any action taken by the Majority Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Majority Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon all of the Lenders.

(d) The Administrative Agent is hereby authorized on behalf of the Lenders (and, with respect to the Secured Swap Agreements, the Administrative Agent and Affiliates of the Lender or of the Administrative Agent, if applicable), without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Security Instruments which may be necessary to create, perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Instruments.

(e) The Administrative Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent (or any predecessor administrative agent) herein or pursuant to the Security Instruments have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights granted or available to the Administrative Agent in this Section 11.03 or in any of the Security Instruments; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THE COLLATERAL, OR ANY ACT, OMISSION, OR EVENT RELATED THERETO, THE ADMINISTRATIVE AGENT MAY ACT IN ANY MANNER IT MAY DEEM APPROPRIATE, IN ITS SOLE DISCRETION, AND THAT THE ADMINISTRATIVE AGENT SHALL HAVE NO DUTY OR LIABILITY WHATSOEVER WITH RESPECT TO ANY COLLATERAL OR THE SECURITY INSTRUMENTS TO ANY LENDER (AND, WITH RESPECT TO THE SECURED SWAP AGREEMENTS, THE ADMINISTRATIVE AGENT AND AFFILIATES OF THE LENDER OR OF THE ADMINISTRATIVE AGENT, IF APPLICABLE), IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT.

(f) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral: (i) upon the payment in full of the Indebtedness (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted); (ii) constituting property being sold or disposed of to a Person that is not a Loan Party if any Loan Party certifies in a certificate of a Responsible Officer of such Loan Party to the Administrative Agent that the sale or disposition is permitted under this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting “Excluded Property” as defined in the Security Agreement; (iv) constituting property in which neither the Parent nor any Restricted Subsidiary owned an interest at the time the Lien was granted or at any time thereafter; (v) constituting property leased to the Parent or a Restricted Subsidiary under a lease which has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and which has not been, and is not intended by the Parent or such Restricted Subsidiary to be, renewed; or (vi) consisting of an instrument or other possessory collateral evidencing Debt or other obligations pledged to the Administrative Agent (for the benefit of the Secured Creditors), if the Debt or obligations evidenced thereby has been paid in full or otherwise superseded. In addition, the Lenders irrevocably authorize the Administrative Agent to release Liens upon Collateral as contemplated herein and in the other Loan Documents, or if approved, authorized, or ratified in writing by the requisite Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.03.

(g) The Lenders hereby irrevocably authorize the Administrative Agent, at its option, and in its sole discretion, to release any Guarantor (other than the Parent) from its obligations under this Agreement if such Person ceases to be a Material Subsidiary or becomes an Unrestricted Subsidiary as a result of a designation permitted pursuant to Section 9.19.

(h) In furtherance of the authorizations set forth in this Section 11.03, each Lender (and, with respect to the Secured Swap Agreements, the Administrative Agent and Affiliates of

the Lender or of the Administrative Agent, if applicable) hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender (i) to enter into Security Instruments (including, without limitation, any appointments of substitute trustees under any Security Instruments), (ii) to take action with respect to the Collateral and Security Instruments to create, perfect, maintain, and preserve the Lenders’ Liens therein, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral or to release Guarantors to the extent authorized herein or in the other Loan Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s power, as attorney, relative to the guarantee and Collateral matters described in this Section 11.03. The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent (or any Person acting on behalf of the Administrative Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 11.03(h) to the Administrative Agent is granted for valuable consideration and is coupled with an interest and is irrevocable (subject to Section 11.01) so long as the Indebtedness, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Loan under the Loan Documents.

Section 11.04 Liability of Administrative Agent. NEITHER THE ADMINISTRATIVE AGENT NOR ANY RELATED PARTY OF THE ADMINISTRATIVE AGENT SHALL (A) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Parent or any Restricted Subsidiary or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or such Related Party under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of the Parent or any Restricted Subsidiary or any other party to any Loan Document to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Related Party thereof shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any Restricted Subsidiary or any Affiliate thereof.

Section 11.05 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and shall be entitled to consult and seek advice and statements of legal counsel (including counsel to the Parent or any Restricted Subsidiary), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders, the Super Majority Lenders or all the Lenders, as applicable, and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and Participants. Where this Agreement expressly permits or prohibits an action unless all the Lenders, the Majority Lenders or Super Majority Lenders, as applicable, otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the requisite Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 6.01, each Lender that has funded its Applicable Percentage of the Loans on the Effective Date shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender (or otherwise made available for such Lender on SyndTrak Online, DXSyndicate™ or any similar website) for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 11.06 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender, the Parent or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Lenders in accordance with this Agreement; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 11.07 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that neither the Administrative Agent nor any Related Party of the Administrative Agent has made any representation or warranty to it, and that no act by the

Administrative Agent or any Related Party thereof hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Parent or any Restricted Subsidiary or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Related Party thereof to any Lender as to any matter, including whether the Administrative Agent or the Related Parties thereof have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any Related Party thereof and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any Related Party thereof and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. In this regard, each Lender acknowledges that Latham & Watkins LLP is acting in this transaction as counsel to the Administrative Agent. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any Related Party of the Administrative Agent.

Section 11.08 Indemnification of Agents. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND THE ADMINISTRATIVE AGENT AND EACH RELATED PARTY OF THE ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), IN ACCORDANCE WITH THEIR RESPECTIVE APPLICABLE TOTAL PERCENTAGES, AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH RELATED PARTY OF THE ADMINISTRATIVE AGENT FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT (INCLUDING THE ADMINISTRATIVE AGENT’S OR SUCH RELATED PARTY OF THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE); PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE ADMINISTRATIVE AGENT OR ANY RELATED PARTY THEREOF OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT;

provided, however, that no action taken in accordance with the directions of the Majority Lenders, the Super Majority Lenders or all of the Lenders under this Agreement, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.08. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 11.08 shall survive termination of the Commitments, the payment of all Indebtedness hereunder and the resignation or replacement of the Administrative Agent.

Section 11.09 Administrative Agent in its Individual Capacity. Riverstone and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Affiliates as though Riverstone were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Riverstone or its Affiliates may receive information regarding the Parent or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Parent or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Riverstone shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Riverstone in its individual capacity.

Section 11.10 Successor Administrative Agent. The Administrative Agent may resign at any time upon 30 days’ notice to the Lenders with a copy of such notice to the Borrower. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and, so long as no Event of Default has occurred which is continuing, upon written approval of the Borrower (which approval of the Borrower shall not be unreasonably withheld, delayed or conditioned), a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the Loan Documents and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and Sections 12.03 and 12.05 shall inure to the benefit of such retiring Administrative Agent, its sub-agents or attorneys in fact and the Administrative Agent’s Related Parties as to any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above; provided that in the case of any security held by the Administrative Agent on behalf of the Lenders under the Loan Documents, the retiring Administrative Agent shall continue to hold such security until such time as a successor administrative agent is appointed.

Section 11.11 Administrative Agent May File Proof of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent or any Restricted Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.12 Secured Swap Agreements. To the extent any Affiliate of the Administrative Agent or of a Lender is a party to a Secured Swap Agreement with a Loan Party and thereby becomes a beneficiary of the Liens pursuant to any Security Instrument, such Affiliate of the Administrative Agent or a Lender shall be deemed to appoint the Administrative Agent its nominee and agent to act for and on behalf of such Affiliate in connection with such Security Instruments and the Intercreditor Agreement, if applicable, and to be bound by the terms of this Article XI and the other provisions of this Agreement and the Intercreditor Agreement, if any.

Section 11.13 Intercreditor Agreement. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 12.04) hereby authorizes and directs the Administrative Agent to enter into, join or otherwise become party to the Intercreditor Agreement on behalf of such Lender as needed to effectuate the transactions permitted by this Agreement and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement. Without limiting the provisions of Sections 11.01 and 12.03, each Lender hereby consents to the Administrative Agent and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against the Administrative Agent, or any such successor, arising from the role of the Administrative Agent or such successor under the Loan Documents or any such Intercreditor Agreement so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct (as determined in a final and non-appealable judgment by a court of competent jurisdiction). In addition, the Administrative Agent, or any such successor, shall be authorized, without the consent of any Lender, to execute or to enter into amendments of, and amendments and restatements of, the Security Instruments, any such Intercreditor Agreement and any additional and replacement Intercreditor Agreements, in each case, in order to provide for Liens permitted by the terms of this Agreement to be pari passu with the Loans.

ARTICLE XII

Miscellaneous

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(i) if to the Borrower, to it at:

New Atlas Holdings, LLC

1845 Walnut Street, 10th Floor

Philadelphia, Pennsylvania 19103

Attn: Jeffrey Slotterback

Fax: (215) 405-3882

Email: jslotterback@atlasenergy.com

(ii) if to Administrative Agent, to it at:

Riverstone Credit Partners, L.P.

712 Fifth Avenue

36th Floor

New York, New York 10019

Attn: Christopher Abbate

Phone: (212) 271-2942

Fax: (212) 993-0077

with a copy to:

Stephen Coats

Riverstone Credit Partners, L.P.

712 Fifth Avenue

36th Floor

New York, New York 10019

Phone: (212) 993-0092

Fax: (212) 993-0077

(iii) if to any other Lender, in its capacity as such, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such right, remedy, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Section 12.04(b)(ii)(E)(5), neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties party thereto and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall

(i) extend the Commitment of any Lender without the written consent of such Lender,

(ii) reduce or forgive the principal amount of any Loan or reduce or forgive the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby; provided that the consent of an Affiliate Lender for any such reduction shall not be required if such reduction is proportionately applicable to each Lender (including such Affiliate Lender),

(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or postpone or extend the applicable Termination Date without the written consent of each Lender directly and adversely affected thereby; provided that the consent of an Affiliate Lender for any such postponement, reduction, extension or waiver shall not be required if such postponement, reduction, extension or waiver is proportionately applicable to each Lender (including such Affiliate Lender),

(iv) change Section 4.01 (b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby; provided that the consent of an Affiliate Lender for any such change shall not be required if such change is proportionately applicable to each Lender (including such Affiliate Lender),

(v) release all or substantially all of the aggregate value of the guarantees of the Guarantors under the Guaranty Agreement or release all or substantially all of the Collateral or reduce the percentage set forth in the definition of Required Mortgage Value to less than 80%, without the written consent of each Lender (other than any Affiliate Lender), or

(vi) change any of the provisions of this Section 12.02(b) or the definitions of “Super Majority Lenders” or “Majority Lenders”, or Section 9.11(g) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender directly and adversely affected thereby;

provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, any supplement to Schedule 7.15 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

(c) Without the consent of any other Person, the applicable Loan Party or Loan Parties and the Administrative Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document (including the Guaranty Agreement), or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors or additional Subsidiaries to become Guarantors, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so (i) that the security interests therein comply with applicable law or (ii) the guarantees provided under the Guaranty Agreement comply with applicable law or (iii) such guarantees or security interests or other Loan Documents are consistent with this Agreement and the other Loan Documents.

(d) Notwithstanding anything to the contrary contained in Section 12.02(a), if at any time after the Effective Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Majority Lenders within five (5) Business Days following receipt of notice thereof.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay or reimburse (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of any counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), provided, however, that in the case of legal fees and expenses, such payment or reimbursement shall be limited to the reasonable fees and expenses of one counsel to the Administrative Agent (and, if reasonably necessary, to one local counsel in any relevant jurisdiction to the Administrative Agent), (ii) all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges incurred by the Administrative

Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of one counsel to the Administrative Agent (and, if reasonably necessary, to one local counsel in any relevant jurisdiction to the Administrative Agent), in connection with the enforcement or protection of its rights or remedies in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans.

(b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH RELATED PARTY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, DISBURSEMENTS AND OTHER CHARGES OF OUTSIDE COUNSEL FOR ANY SUCH INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE (REGARDLESS OF WHETHER SUCH INDEMNITEE IS A PARTY THERETO) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (1) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE, ENFORCEMENT OR ADMINISTRATION BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (2) THE FAILURE OF THE PARENT OR ANY RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY LAW, (3) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (4) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (5) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (6) THE OPERATIONS OF THE BUSINESS OF THE PARENT AND THE RESTRICTED SUBSIDIARIES, (7) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (8) ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES, (9) THE BREACH OR NON-COMPLIANCE BY THE PARENT OR ANY RESTRICTED SUBSIDIARY WITH ANY ENVIRONMENTAL LAW, (10) THE PAST

OWNERSHIP BY THE PARENT OR ANY RESTRICTED SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (11) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT OR ANY RESTRICTED SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT OR ANY OF THE RESTRICTED SUBSIDIARIES, (12) ANY ENVIRONMENTAL CLAIM RELATED IN ANY WAY TO THE PARENT OR ANY OF THE RESTRICTED SUBSIDIARIES, (13) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (14) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES HAVE RESULTED FROM (X) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION), OR (Y) ANY PROCEEDING NOT INVOLVING ANY ACT OR OMISSION BY THE PARENT OR ITS AFFILIATES THAT IS SOLELY AMONG INDEMNITEES (OTHER THAN ANY PROCEEDING AGAINST THE ADMINISTRATIVE AGENT, IN ITS CAPACITY AS SUCH).

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent or attorney in fact thereof) or any Related Party of the Administrative Agent under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to the Administrative Agent (or such sub-agent or attorney in fact) or such Related Party, as applicable, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any sub-agent or attorney in fact thereof) in its capacity as such or against any Related Party of the Administrative Agent acting for the Administrative Agent in connection with such capacity.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.

Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender of the same Class, an Affiliate of a Lender of the same Class or an Approved Fund of the assigning Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of such Class, the amount of the Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 or, if smaller, the entire remaining amount of the assigning Lender’s applicable outstanding Loans of such Class unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment (other than assignments to an Affiliate of a Lender or an Approved Fund) shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 unless such fee is waived by the Administrative Agent;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(D) the Assignor shall furnish to the Assignee a copy of the Form FR U-1 or Form FR G-3, as the case may be, originally obtained with respect to the Commitment or Loans being assigned; and

(E) the assignment by any Lender of all or a portion of its rights and obligations under this Agreement to an Affiliate of the Borrower that is an Eligible Assignee (each, an “Affiliate Lender”), shall be subject to the following limitations:

(1) each Affiliate Lender shall represent and warrant as of the date of any such purchase and assignment, that neither such Affiliate Lender or any of its Affiliates nor any of their respective directors or officers has any material non-public information with respect to the Parent or any of its Subsidiaries or securities that has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive material non-public information with respect to the Parent and its Subsidiaries or securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Lender’s decision to assign rights and obligations hereunder to such Affiliate Lender;

(2) each Affiliate Lender will not be entitled to receive, and will not receive, information provided solely to the Lenders that are not Affiliate Lenders by the Administrative Agent or any Lender that is not an Affiliate Lender (other than the right to receive notices of prepayments in respect of its Loans or Commitment required to be delivered to the Lenders hereunder), will not be permitted to attend or participate in, and will not attend or participate in, meetings or conference calls solely among the Lenders that are not Affiliate Lenders and the Administrative Agent and will not receive advice of counsel to the Administrative Agent and the Lenders;

(3) the aggregate percentage of the outstanding aggregate principal amount of the Loans held at any one time by all Affiliate Lenders may not exceed 25% of the applicable aggregate principal amount of the Loans outstanding at such time under this Agreement;

(4) there will not be more than two (2) Affiliate Lenders at any time;

(5) notwithstanding anything in this Agreement to the contrary, for purposes of determining whether the Majority Lenders, the applicable Majority Facility Lenders, the Super Majority Lenders or all Lenders under this Agreement or under a Facility have (x) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or, subject to Section 12.04(b)(vi), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (y) otherwise acted on any matter related to any Loan Document, or (z) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans held by any Affiliate Lender shall be deemed to be not outstanding for all purposes of calculating whether the Majority Lenders, the applicable Majority Facility Lenders, the Super Majority Lenders or all Lenders under this Agreement or under a Facility have taken any actions (unless the relevant consent or action affects such Affiliate Lender in a disproportionately adverse manner than its effect on other Lenders under the same Facility or the Facilities, as applicable); and

(6) borrowings of Loans shall not be made to directly or indirectly fund the purchase or assignment.

For the purposes of this Section 12.04, “Approved Fund” means an Eligible Assignee that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person or an Affiliate of a Person that administers or manages a Lender, and “Eligible Assignee” means a Person (other than a natural person, the Parent or its Subsidiaries) being a commercial bank, an insurance company, a finance company, a financial institution, or any fund or “accredited investor” (as defined in Regulations D of the Securities Act) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business; provided that, notwithstanding anything to the contrary, an Affiliate of the Borrower shall only be an Eligible Assignee if Section 12.04(b)(ii)(E) is complied with.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below and the receipt by the Assignee of the copy of the applicable form pursuant to paragraph (b)(ii)(D) above, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.

(iv) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b), and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b) and the Assignee receives a copy of the applicable form pursuant to Section 12.04(b)(ii)(D) above.

(vi) Additionally, the Loan Parties and Affiliate Lenders hereby agree that if a case under the U.S. Bankruptcy Code is commenced against any Loan Party, such Loan Party shall seek (and the Affiliate Lenders shall consent) to provide that the vote of the Affiliate Lenders with respect to any plan of reorganization of such Loan Party shall be counted in the same proportion as all other Lenders except that the Affiliate Lenders’ vote may be counted in the manner designated by such Affiliate Lender to the extent any such plan of reorganization proposes to treat the Indebtedness owed to the Affiliate Lenders in a manner that is less favorable in any material respect to the Affiliate Lenders than the proposed treatment of similar Indebtedness owed to Lenders that are not Affiliates of the Borrower or would deprive the Affiliate Lenders of their pro rata share of any payments to which all Lenders are entitled. The Affiliate Lenders hereby irrevocably appoint the Administrative Agent (such appointment being coupled with an interest) as the Affiliate Lenders’ attorney in fact, with full authority in the place and stead of the Affiliate Lenders and in the name of the Affiliate Lenders, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 12.04(b)(vi) and the Term Loans held by the Affiliate Lenders (and any claim with respect thereto) shall be deemed assigned for all purposes to the Administrative Agent to vote in accordance with this Section.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than the Borrower or any Affiliate of the Borrower (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall furnish to the Participant a copy of the Form FR U-1 or Form FR G-3, as the case may be, originally obtained with respect to the rights and obligations hereunder subject to the relevant participation and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 12.02(b) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02, and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant shall be subject to Section 4.01 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed). Any Participant that is a Foreign Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding the foregoing, any Lender may grant to a Conduit Lender the option to provide to the Borrower all or any part of any Loan that a Lender would be required to make, and any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender, in each case, without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 12.04(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Parent herein and by the Restricted Subsidiaries in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy or other laws for the relief of debtors or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by email (in.pdf or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c) This Agreement shall become effective when (i) it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto and (ii) the conditions precedent in Section 6.01 have been satisfied or waived in accordance with Section 12.02, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default under Section 10.01(a) or Section 10.01(b) shall have occurred and be continuing, each Lender and each of its Affiliates (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable to it or its Related Parties hereunder) is hereby authorized at any time and from time to time, without prior notice to the Borrower, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations, obligations under the Secured Swap Agreements) at any time owing by such Lender or Affiliate or the Administrative Agent or the Administrative Agent’s Related Party to or for the credit or the account of the Parent or any Restricted Subsidiary against any of and all the obligations of the Parent or any Restricted Subsidiary owed to such Lender and its Affiliates or the Administrative Agent or the Administrative Agent’s Related Parties now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not the Administrative Agent, its Related Party, such Lender or its Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The Administrative Agent or such Lender shall promptly notify the Borrower after any such set off and application made by the Administrative Agent or such Lender, but the failure to give such notice will not affect the validity of such set off and application. The rights of the Administrative Agent and each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. To the fullest extent permitted by law, each of the Parent and the Borrower hereby unconditionally waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Notes, and this Agreement and the Notes shall be governed by and construed in accordance with the law of the State of New York pursuant to Sections 5-1401 and 5-1402 of the New York General Obligations Law, which the Borrower and the Lenders expressly intend to apply.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE

BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR THE LENDERS FROM OBTAINING JURISDICTION OVER THE PARENT OR THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES WITHOUT LIMITING OR OTHERWISE IMPAIRING THE BORROWER’S OBLIGATIONS UNDER SECTION 12.03(B); (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR COUNSEL OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement, and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by the Parent or any of the Restricted Subsidiaries, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof (subject, in the case of such disclosure to any Affiliate of the Administrative Agent or a Lender, to the

Administrative Agent or such Lender, as applicable, being responsible for compliance by such Affiliate with the provisions of this Section 12.11), (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority or self-regulatory bodies that claim oversight over the Administrative Agent or its Affiliates or businesses, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcements of its rights hereunder or thereunder, or (j) to any rating agency when required by it (it being understood that prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any non-public information).

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Parent and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Parent and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor (after giving effect to such increase)) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received, to the maximum extent possible by operation of this Section 12.12, by such Lender.

Section 12.13 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Restricted Subsidiary, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever. There are no third party beneficiaries (other than the successors and assigns of the parties hereto permitted hereby, Participants to the extent provided in Section 12.04(c) and, to the extent expressly contemplated hereby, the Indemnitees).

Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Indebtedness shall also extend to and be available to the Administrative Agent and those Lenders or their respective Affiliates which are counterparties to any Secured Swap Agreement with the Borrower on a pro rata basis in respect of any obligations of the Borrower which arise under any such Secured Swap Agreement, while such Person or its Affiliate is a Lender or the Administrative Agent. For the avoidance of doubt, the obligations under any such Secured Swap Agreement will continue to be secured if the Person that is a counterparty to such Secured Swap Agreement ceases to be the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, subject to the limitations set forth in the definition of “Secured Swap Agreement”. None of the Administrative Agent, a Lender or any Affiliate of the Administrative Agent or a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Swap Agreements.

Section 12.15 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

Section 12.16 USA Patriot Act Notice. Each Lender and the Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.

L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, address and tax identification number of the Borrower and the Guarantors and other information that will allow such Lender and the Administrative Agent to identify the Borrower and the Guarantors in accordance with the Act.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEW ATLAS HOLDINGS, LLC, as Borrower
ATLAS ENERGY GROUP, LLC, as Parent

By:
Name:
Title:

RIVERSTONE CREDIT PARTNERS, L.P.,
as Administrative Agent and as Lender

By:	RCP F1 GP, L.P., its general partner

By:	RCP F1 GP, L.L.C., its general partner

By:
Name:
Title:	Manager

AEG ASSET MANAGEMENT, LLC,
as a Lender

By:
Name:
Title:

THE LEON AND TOBY COOPERMAN FAMILY FOUNDATION,
as a Lender

By:
Name:
Title: